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Exhibit 10.88

MASTER LEASE

Dated as of December 21, 2001

among

MANDALAY RESORT GROUP,
MANDALAY CORP.,
RAMPARTS, INC.,
NEW CASTLE CORP., and
CIRCUS CIRCUS CASINOS, INC.,
as Lessees,

and

WELLS FARGO BANK NORTHWEST, N.A.,
not in its individual capacity, but solely
as Trustee under the
Trust Agreement
dated as of December 21, 2001,
as Lessor

Mandalay 2001—A Lease Financing

        This Master Lease has been executed in several counterparts. To the extent, if any, that this Master Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Master Lease (or any Lease Supplement relating hereto) may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by Collateral Agent on or following the signature page hereof (or thereof).

This counterpart is not the original counterpart.

i

ii

EXHIBITS
EXHIBIT A	—	Description of the Facilities
EXHIBIT B	—	Form of Lease Supplement
SCHEDULE
SCHEDULE I	—	Amortization Component of Basic Rent

iii

MASTER LEASE

        This Master Lease (this "Lease"), dated as of December 21, 2001, among WELLS FARGO BANK NORTHWEST, N.A., not in its individual capacity, but solely as Trustee under the Trust Agreement dated as of December 21, 2001, having its principal office at 79 South Main Street, Salt Lake City, Utah 84111, as Lessor, and MANDALAY RESORT GROUP, a Nevada corporation, MANDALAY CORP., a Nevada corporation, RAMPARTS, INC., a Nevada corporation, NEW CASTLE CORP., a Nevada corporation, and CIRCUS CIRCUS CASINOS, INC., a Nevada corporation, as Lessees.

W I T N E S S E T H:

        WHEREAS, Lessor, using amounts funded by the Participants, will acquire certain Equipment from various Sellers thereof and, pursuant to this Lease, Lessor will lease such Equipment to Lessees, and Lessees will lease the Equipment from Lessor.

        NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

        SECTION 1.1    Definitions; Interpretation.    For all purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix 1 to that certain Participation Agreement dated as of even date herewith, among Lessees; Mandalay and its Subsidiaries listed on Schedule I thereto, as Guarantors; Lessor, not in its individual capacity, except as expressly stated therein, but solely as Trustee; the Persons named on Schedule II thereto, as Certificate Holders; the Persons named on Schedule III thereto, as Lenders; and Wells Fargo Bank Nevada, N.A., not in its individual capacity, except as expressly stated therein, but solely as Collateral Agent (as from time to time amended, restated, supplemented or otherwise modified, the "Participation Agreement"); and the rules of interpretation set forth in Appendix 1 to the Participation Agreement shall apply to this Lease. All obligations imposed on "Lessee" or "Lessees" in this Lease, and any Lease Supplement to which any Lessee is party, shall be the full recourse, joint and several liability of all Lessees in accordance with Section 10.20 of the Participation Agreement.

ARTICLE II
LEASE OF EQUIPMENT; LEASE TERM

        SECTION 2.1    Acceptance and Lease of the Equipment.    Lessor, subject to the satisfaction or waiver of the conditions set forth in Article II of the Participation Agreement, hereby agrees to purchase the Equipment, to accept delivery of the Equipment and to lease all of Lessor's interest in the Equipment to Lessees hereunder. Lessees hereby agree, expressly for the direct benefit of Lessor, to lease the Equipment from Lessor for the Lease Term.

        SECTION 2.2    Acceptance Procedure.    Lessees hereby agree that acceptance of delivery by Lessees of this Lease and one or more Lease Supplements (in the form of Exhibit B, appropriately completed) with respect to the Equipment to be accepted and leased by Lessees hereunder shall, without further act, constitute the irrevocable acceptance by Lessees of such Equipment for all purposes of this Lease and the other Operative Documents on and subject to the terms set forth herein and therein and Lessees' agreement to lease such Equipment during the Lease Term subject to the terms of this Lease and the other Operative Documents.

        SECTION 2.3    Lease Term.    Unless earlier terminated in accordance herewith and with the other Operative Documents, the term of this Lease shall include a base term (the "Base Term") commencing, on and including the Closing Date and ending on but not including the third (3rd) anniversary of the Closing Date, and, if exercised pursuant to each of the terms and conditions of this Lease, including Article XIX hereof, the Renewal Term (the Base Term and the Renewal Term, if any, being collectively referred to as, the "Lease Term").

        SECTION 2.4    Title.    The Equipment is leased to Lessees without any representation or warranty, express or implied, by Lessor and subject to the rights of parties in possession, the existing state of title with respect thereto (including all Liens other than Lessor Liens) and all Applicable Laws and Requirements of Law and any violations thereof. No Lessee shall have any recourse against Lessor for any defect in or exception to title to any of the Equipment other than any defect or exception resulting from Lessor Liens or a breach by Lessor of its obligations under Article XXI.

        SECTION 2.5    Personal Property.    To the maximum extent permitted by Applicable Laws, the parties hereto agree that the Equipment and any Modifications shall constitute personal property and shall not be or become fixtures or otherwise part of any real property (including any Facility) or, if any of the Equipment shall be or become fixtures, Lessees shall execute and deliver such documents and instruments (including the documentation described in Section 2.4 (c)(viii) of the Participation Agreement) and take or authorize the taking of such action to perfect and/or maintain at all relevant times a perfected first priority Lien in favor of Lessor in and to any and all such Equipment and to provide Lessor and Collateral Agent customary access rights with respect thereto. No Lessee shall enter into or be a party to any lease or mortgage of any real property on which any portion of the Equipment is or is to be located or enter into any other agreement which grants to any Person any right to any portion of the Equipment by reason of such portion being an accession to any real property owned by such Person to the extent such lease or mortgage would constitute a Lien that is not a Permitted Lien.

ARTICLE III
PAYMENT OF RENT

        SECTION 3.1    Rent.

          (a)  During the Lease Term, Lessees, jointly and severally, shall pay (i) the interest component of Basic Rent on each Payment Date, on the date required under Section 20.1(i) in connection with Lessees' exercise of the Sale Option and on any date on which this Lease shall terminate with respect to the Equipment and (ii) the principal component of Basic Rent on each Payment Date set forth on Schedule I hereto.

          (b)  Basic Rent shall be due and payable in lawful money of the United States of America and shall be paid in accordance with Section 3.3 of the Participation Agreement on the due date therefor.

          (c)  Any Lessee's inability or failure to take possession of all or any portion of the Equipment when accepted or deemed accepted hereunder, whether or not attributable to any act or omission of any Lessee or any act or omission of Lessor or any other Person, shall not delay or otherwise affect Lessees' obligation to pay Rent in accordance with and subject to the terms of this Lease, including the provisions for early termination hereof.

        SECTION 3.2    Payment of Basic Rent.    Basic Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount thereof, without setoff, deduction or reduction.

        SECTION 3.3    Supplemental Rent.    Lessees, jointly and severally, shall pay to Lessor or the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if Lessees fail to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessees, jointly and severally, shall pay to Lessor, as Supplemental Rent, among other things, on demand, to the extent permitted by Applicable Laws and all Requirements of Law, interest at the Applicable Default Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent payable to Lessor or any Indemnitee not paid when due or demanded pursuant to and in accordance with the terms hereof and the other Operative Documents by Lessor or any Indemnitee for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of Lessees' obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessees with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of Lessees to pay and discharge any Supplemental Rent as and when due, Lessees shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any agreement with a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

        SECTION 3.4    Method of Payment.    Each payment of Rent and other amounts owing pursuant to the Operative Documents shall be made by Agent Lessee to Collateral Agent prior to 10:00 a.m., Nevada time, to the account at Collateral Agent designated on Schedule IV to the Participation Agreement (or in the case of Excluded Amounts, directly to the Person entitled thereto) in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day unless the result of such extension would be to carry the date of such payment into another calendar month, in which case such payment shall be made on the immediately preceding Business Day. Payments received after 10:00 a.m., Nevada time, on the date due shall for the purpose of Section 16.1 hereof be deemed received on such day; provided, however, that for the purposes of the second sentence of Section 3.3 hereof, such payments shall be deemed received on the next succeeding Business Day and subject to interest at the Applicable Default Rate as provided in such Section 3.3.

ARTICLE IV
QUIET ENJOYMENT; RIGHT TO INSPECT

        SECTION 4.1    Non-Interference.    Subject to Lessor's cure rights, as provided for in Section 17.1, Lessor covenants that it will not interfere with any Lessee's use or possession of the Equipment during the Lease Term, so long as no Event of Default has occurred and is continuing, it being agreed that Lessee's remedies for breach of the foregoing covenant shall be limited to a claim for damages or the commencement of proceedings to enjoin such breach. Such right is independent of and shall not affect Lessees' obligations hereunder and under the other Operative Documents or Lessor's rights otherwise to initiate legal action to enforce the obligations of Lessees under this Lease. The foregoing covenant shall not require Lessor to take any action contrary to, or which would permit any Lessee to use any of the Equipment for a use not permitted under, the provisions of this Lease.

        SECTION 4.2    Inspection and Reports.

          (a)  Upon two (2) Business Days prior notice to Agent Lessee, Lessor or its authorized representatives (the "Inspecting Parties") may inspect (i) any Facility and the Equipment and (ii) the books and records of Lessees relating to the Equipment and may make copies and abstracts therefrom and may discuss the affairs, finance and accounts with respect to the Equipment with any Lessee's officers. All such inspections shall be during the applicable Lessee's normal business hours (unless an Event of Default has occurred and is existing), shall be subject to such Lessee's customary safety and security provisions, shall be conducted in compliance with any applicable Gaming Laws and shall be at the expense and risk of the Inspecting Parties, except that if an Event of Default has occurred and is continuing, Lessees shall reimburse the Inspecting Parties for the reasonable costs of such inspections and, except for the Inspecting Party's gross negligence or willful misconduct, such inspection shall be at Lessees' risk. No inspection shall unreasonably interfere with any applicable Lessee's operations. None of the Inspecting Parties shall have any duty to make any such inspection or inquiry. None of the Inspecting Parties shall incur any liability or obligation by reason of making any such inspection or inquiry unless and to the extent such Inspecting Party causes damage to the applicable Equipment or any property of any applicable Lessee or any other Person during the course of such inspection.

          (b)  To the extent permissible under Applicable Laws, Lessees shall prepare and file in timely fashion, or, where Lessor shall be required to file, Lessees shall prepare and make available to Lessor within a reasonable time prior to the date for filing and Lessor shall file, any reports with respect to the condition or operation of any Equipment that shall be required to be filed with any Governmental Agency.

ARTICLE V
NET LEASE, ETC.

        SECTION 5.1    Net Lease.    This Lease shall constitute a net lease and Lessees' obligations to pay all Rent shall be absolute and unconditional under any and all circumstances. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall any Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to any Rent, nor shall the obligations of any Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith), by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Equipment or any part thereof, or the failure of any of the Equipment to comply with all Applicable Laws and Requirements of Law, including any inability to use any of the Equipment by reason of such non-compliance; (ii) except as provided in Section 14.1 with respect to the adjustment of Basic Rent upon payment of any Casualty Amount, any damage to, removal, abandonment, salvage, loss, contamination of, or Release from, demolition, scrapping or destruction of or any requisition or taking of any Facility or any of the Equipment or any part thereof; (iii) any restriction, prevention, interruption or curtailment of or interference with any use, operation or possession of any Facility or any of the Equipment; (iv) any defect in title to, interests in or rights to any of the Equipment or any Lien on such title, interests or rights or on any Facility or any of the Equipment (provided, that the foregoing shall not relieve any Person from its responsibility to remove Lessor Liens attributable to it); (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor, Collateral Agent or any Participant; (vi) to the fullest extent permitted by Applicable Laws, any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to any Lessee, Guarantor, Lessor, Collateral Agent, any Participant or any other Person, or any action taken with respect to this Lease by any trustee or receiver of any Lessee, Lessor, Collateral Agent, any Participant or any other Person, or by any court, in any such proceeding; (vii) any claim that any Lessee has or might have against any Person, including any Participant, or any vendor, designer, manufacturer, or contractor of or for any of the Equipment; (viii) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, of any other Operative Document or of any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by any Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (x) any impossibility or illegality of performance by any Lessee, Lessor or any one or more of them; (xi) any action by any court, administrative agency or other Governmental Agency; (xii) any restriction, prevention or curtailment of or interference with the use of any Facility or the Equipment or any part thereof; (xiii) any failure of any Lessee to achieve any accounting or tax benefits or the characterization of the transaction intended by the parties as set forth at Section 24.1 hereof and Section 4.1 of the Participation Agreement; or (xiv) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not any Lessee shall have notice or knowledge of any of the foregoing. Each Lessee's agreement in the preceding sentence shall not affect any claim, action or right such Lessee may have against any Person. The parties to the Operative Documents intend that the obligations of Lessees hereunder shall be covenants and agreements that are separate and independent from any obligations of Lessor hereunder or under any other Operative Documents and the obligations of Lessees shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease.

        SECTION 5.2    No Termination or Abatement.    Each Lessee shall remain obligated under this Lease in accordance with its terms and the terms of the other Operative Documents and shall not take any action to terminate, rescind or avoid this Lease (except as provided herein) to the fullest extent permitted by Applicable Laws, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Lessor, Collateral Agent or any Participant, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator of Lessor, Collateral Agent or any Participant or by any court with respect to Lessor, Collateral Agent or any Participant. Each Lessee hereby waives, to the extent permitted by Applicable Laws, all right to terminate or surrender this Lease (except as provided herein) or to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Each Lessee shall remain obligated under this Lease in accordance with its terms and the terms of the other Operative Documents and each Lessee hereby waives, to the extent permitted by Applicable Laws, any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Lessees, jointly and severally, shall be bound by all of the terms and conditions contained in this Lease.

ARTICLE VI
SUBLEASES

        SECTION 6.1    Subleases.    Except for subleases permitted by this Article VI, no Lessee shall have the right to assign, mortgage or pledge to any Person, including an Affiliate of any Lessee or Mandalay, at any time, in whole or in part, any of its right, title or interest in, to or under this Lease, or any portion of the Equipment, in any case without the prior written consent of the Required Participants, and any such assignment, mortgage or pledge shall be void. Notwithstanding the foregoing, any Lessee may, without the consent of Lessor or the Required Participants and so long as no Event of Default exists and is continuing, enter into a sublease of all of its rights and obligations under this Lease with a wholly-owned, direct or indirect, Subsidiary of Mandalay.

        With respect to any sublease permitted under this Article VI, no Lessee shall sublease any interest with respect to this Lease to, or permit any such sublease by, any Person who shall then be engaged in any proceedings for relief under any Debtor Relief Law. The sublease for any Equipment subject to a sublease permitted under this Article VI must provide (and the relevant Lessee shall assure) that such Equipment shall be used and operated only at one of the Facilities or, in the case of Slot Machines, at a casino or other gaming establishment operated by Mandalay or any of its Affiliates provided that with respect to any such sublease of Slot Machines at a location other than a Facility, Lessees shall have executed and delivered, or caused to be executed and delivered, to Lessor and Collateral Agent, any and all such documents as Trustee and/or Collateral Agent may reasonably require in order to create, perfect, preserve and protect Lessor's Lien in such Sublease and Slot Machines and ensure Lessor's and Collateral Agent's access to such Slot Machines. The Lessees shall not permit any sublessee to engage in activities in respect of the Equipment which are substantially different from Lessees' activities.

        No sublease permitted hereunder will (a) discharge or diminish any Lessee's or any Guarantor's obligations under any Operative Document, including Lessees' obligations under this Lease or under any other Operative Document, and Lessees shall remain directly and primarily liable under this Lease and the other Operative Documents with respect to all of the Equipment or (b) extend beyond the last day of the Lease Term. In addition, each sublease permitted hereby (x) shall be made and shall expressly provide that it is subject and subordinate to this Lease and the rights of Lessor hereunder, (y) shall expressly provide for the surrender of the Equipment subleased by the applicable sublessee at the election of Lessor after the occurrence and continuance of an Event of Default, and (z) shall expressly prohibit any further sublease by such sublessee of the Equipment subject thereto or the granting or existence of any Liens on the Equipment subject thereto. The effectiveness of a sublease hereunder shall be conditioned upon the receipt by Lessor of a writing executed by Lessee, the applicable sublessee and Guarantors, and acceptable in form and substance to Lessor (acting at the direction of the Required Participants) (each, a "Sublease"), reaffirming that Lessees and Guarantors shall remain primarily liable hereunder and under the other Operative Documents, notwithstanding such Sublease and confirming that the applicable Lessee will serve as the representative of any such sublessee with the authority, on behalf of such sublessee, to bind such sublessee with respect to the Operative Documents or any amendment, modification or waiver thereunder and shall have the power and authority to receive and give all notifications, consents, payments and deliveries under this Lease and the other Operative Documents. No Lessee shall assign or pledge any of its rights under any Sublease to any Person other than Lessor or Collateral Agent for the benefit of the Participants.

        Agent Lessee shall give Lessor prompt written notice of any Sublease permitted under this Article VI, and Agent Lessee shall, within fifteen (15) days after execution of any Sublease, deliver to Lessor the fully executed original of such Sublease and any and all other documents and instruments as Lessor (acting at the direction of the Required Participants) may reasonably require.

ARTICLE VII
LESSEE ACKNOWLEDGMENTS

        SECTION 7.1    Condition of the Equipment.    EACH LESSEE ACKNOWLEDGES AND AGREES THAT ALTHOUGH LESSOR WILL OWN AND HOLD LEGAL TITLE TO THE EQUIPMENT, LESSEES, JOINTLY AND SEVERALLY, ARE RESPONSIBLE (A) FOR THE SELECTION OF THE EQUIPMENT, EACH PART THEREOF AND THE MANUFACTURER THEREOF AND THE TERMS AND CONDITIONS RELATING TO THE MANUFACTURE, PURCHASE AND SHIPMENT THEREOF, (B) FOR THE DESIGN, SIZE, CAPACITY, DEVELOPMENT, BUDGETING, CONSTRUCTION, SHIPMENT, INSTALLATION, TESTING AND PLACEMENT IN SERVICE OF THE EQUIPMENT, AND (C) ANY ALTERATIONS OR MODIFICATIONS AND ALL ACTIVITIES CONDUCTED IN CONNECTION THEREWITH. EACH LESSEE ACKNOWLEDGES AND AGREES THAT LESSOR IS NOT THE MANUFACTURER OF THE EQUIPMENT OR ANY PART THEREOF NOR IS IT A DEALER IN PROPERTY OF SUCH KIND. EACH LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE EQUIPMENT "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY LESSOR, COLLATERAL AGENT OR ANY OF THE PARTICIPANTS AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE (INCLUDING THE INTERESTS OF ANY SELLER OR ANY OTHER PERSON HAVING AN INTEREST IN THE EQUIPMENT, BUT EXCLUDING LESSOR LIENS), (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF AND ANY SUCH PERSON'S SUCCESSORS, ASSIGNS, INVITEES, LICENSEES, LESSEES, SUBLESSEES OR ANY OTHER PERSONS CLAIMING BY OR THROUGH ANY SUCH PERSON, (C) ANY STATE OF FACTS WHICH AN ACCURATE PHYSICAL INSPECTION MIGHT SHOW, AND (D) VIOLATIONS OF REQUIREMENTS OF LAW WHICH MAY EXIST ON THE DATE HEREOF OR ON THE

DELIVERY DATE FOR THE EQUIPMENT. NONE OF LESSOR, COLLATERAL AGENT OR ANY OF THE PARTICIPANTS HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (OTHER THAN FOR LESSOR LIENS), MERCHANTABILITY, VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE FOR ANY PURPOSE OF ANY OF THE EQUIPMENT (OR ANY PART THEREOF), THE ABILITY OF ANY OF THE EQUIPMENT TO PERFORM ANY FUNCTION, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE EQUIPMENT, (OR ANY PART THEREOF) AND NONE OF LESSOR, COLLATERAL AGENT OR ANY OF THE PARTICIPANTS SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN (OTHER THAN FOR LESSOR LIENS) OR THE FAILURE OF ANY OF THE EQUIPMENT, OR ANY PART THEREOF, TO COMPLY WITH ANY REQUIREMENT OF LAW. Each Lessee has been afforded full opportunity to inspect the Equipment to be leased by it hereunder, is satisfied with the results of its inspections, is satisfied that all such Equipment is suitable for its purposes and is entering into this Lease solely on the basis of the results of its own inspections, and all risks incident to the matters discussed in the preceding sentence, as between Lessor, the Collateral Agent and the Participants, on the one hand, and such Lessee, on the other, are to be borne by such Lessee unless herein expressly stated otherwise. The provisions of this Section 7.1 have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by any of Lessor, Collateral Agent or the Participants, express or implied, with respect to the Equipment (or any interest therein), that may arise pursuant to any law now or hereafter in effect or otherwise.

        SECTION 7.2    Risk of Loss.    The risk of loss of or decrease in the enjoyment and beneficial use of the Equipment as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessees, and Lessor shall in no event be answerable or accountable therefor.

        SECTION 7.3    Certain Duties and Responsibilities of Lessor.    Lessor undertakes to perform such duties and only such duties as are specifically set forth herein and in the other Operative Documents, and no implied covenants or obligations shall be read into this Lease against Lessor, and Lessor agrees that it shall not, nor shall it have a duty to, manage, control, use, sell, maintain, insure, register, lease, operate, modify, dispose of or otherwise deal with the Equipment or any other part of the Trust Estate in any manner whatsoever, except as required by the terms of the Operative Documents and as otherwise provided herein.

ARTICLE VIII
POSSESSION AND USE OF THE EQUIPMENT, ETC.

        SECTION 8.1    Possession and Use of the Equipment.    Lessees may take possession of the Equipment and may use the same beginning on the Advance Date and continuing thereafter during the Lease Term. Lessees agree that, unless otherwise then subject to a Sublease permitted under Section 6.1, the Equipment will be used solely in the conduct of Lessees' business at one or more of the Facilities or, in the case of Slot Machines, at a casino or other gaming establishment located in Nevada operated by one or more Lessees, provided that where any Slot Machine is used at a location other than a Facility, the applicable Lessee(s) shall obtain and provide to the Lessor the documents of the type described in Section 2.4(c)(viii) of the Participation Agreement, any and all such documents as Trustee and/or Collateral Agent may reasonably require in order to create, perfect, preserve and protect Lessor's and Collateral Agent's respective Liens in such Sublease and Slot Machines and ensure Lessor's and Collateral Agent's access to such Slot Machines. No Lessee shall use the Equipment or any part thereof for any purpose or in any manner that would adversely affect the Fair Market Value, utility, remaining useful life or residual value of the Equipment. No Lessee shall (a) use, operate, maintain or store at any time prior to the Expiration Date any item of Equipment or any portion thereof in violation of this Section 8.1, Section 9.1 or any Insurance Requirement; (b) abandon any item of Equipment; or (c) except in connection with the permitted return of the Equipment, permit any item of Equipment to be located in any jurisdiction other than the State of Nevada. Lessees warrant that the Equipment will at all times be used and operated under and in compliance in all material respects with any contracts or agreements, or regulations of Governmental Agencies applicable to the use, maintenance or operation of the Equipment, or any portion thereof, to which such Lessee or Lessor is a party or by which any Lessee or Lessor or the applicable Facility (or other casino or gaming establishment, as the case may be) is bound or under which any of them have rights. At all times during the Lease Term, the Equipment shall be in the possession of Lessees, wholly-owned, direct or indirect, Subsidiaries of Mandalay that are permitted sublessees or another permitted sublessee, in the ordinary course of its business. Lessees shall pay, or cause to be paid, all charges and costs required in connection with the use of the Equipment as contemplated by this Lease and the other Operative Documents. During the Lease Term, Lessees assume and agree to perform on behalf of Lessor all of Lessor's obligations as owner of the Equipment and to pay all fees, charges, costs, expenses, assessments, taxes (if any), impositions, utilities (if any) and other amounts payable by Lessor as such owner during the Lease Term and which relate to or arise in connection with the purchase, disposition, ownership, lease or use of the Equipment, governmental actions or other rights, privileges or entitlements required to be paid in connection with the Equipment. All charges for utilities, (if any) imposed with respect to the Equipment for a billing period during which this Lease expires or terminates (except when Lessees purchase the Equipment in accordance with the terms of this Lease, in which case Lessees shall be solely responsible for all such charges) shall be adjusted and prorated on a daily basis between Lessees and any purchaser or purchasers of the Equipment, and each party shall pay or reimburse the other for each party's pro rata share thereof; provided, that in no event shall Lessor have any liability therefor.

        SECTION 8.2    Compliance with Requirements of Law and Insurance Requirements.    Subject to the terms of Article XII relating to Permitted Contests, Lessees, at their sole cost and expense, shall comply in all material respects with all Requirements of Law (including all Environmental Laws) and Insurance Requirements and manufacturer's operating standards and guidelines relating to the Facilities or any of the Equipment, including the use, construction, operation, maintenance, repair and restoration thereof and the remarketing thereof pursuant to Article XX, whether or not compliance therewith shall require structural or extraordinary changes in the Equipment or interfere with the use and enjoyment of the Equipment, and procure, maintain and comply with (or cause to be procured, maintained and complied with) all licenses, permits, orders, approvals, consents and other authorizations required for the use, operation, maintenance, repair and restoration of the Equipment.

ARTICLE IX
MAINTENANCE AND REPAIR; REPORTS; PERSONNEL

        SECTION 9.1    Maintenance and Repair.    During the Lease Term, Lessees, at their own expense, shall at all times (a) maintain the Equipment in as good an operating and mechanical condition as when delivered, subject to ordinary wear and tear, and in any event in accordance with standards no lower than the highest of those applied by the Lease Obligors or any of their Affiliates to similar equipment owned or leased by them; (b) maintain the Equipment in accordance with prudent industry practice and all Applicable Laws, whether or not such maintenance requires structural modifications; (c) comply in all respects with, and maintain the Equipment in accordance with, all Insurance Requirements and the terms of all contracts (including service contracts) which are in effect at any time with respect to the Equipment or any part thereof and in accordance with standard industry maintenance practices as required to maintain in full force and effect all warranties applicable to the Equipment; (d) use the Equipment only in accordance with Article VIII and cause the Equipment to have at all times the capacity and functional ability to be used, on a continuing basis and in commercial operation, in accordance with Article VIII except during any period for which any Casualty or Condemnation prevents such use; (e) make all necessary or appropriate repairs, replacements and renewals of the Equipment or any part thereof which may be required to keep the Equipment in the condition required by the preceding clauses (a) through (d), whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, and including repairs, replacements and renewals that would constitute capital expenditures under GAAP if incurred by an owner of property; and (f) procure, maintain and comply in all material respects with all material licenses, permits, orders, approvals, consents and other authorizations required for the manufacture, installation, construction, use, maintenance and operation of the Equipment. In no event shall any Lessee discriminate as to the use or maintenance of the Equipment or any Part thereof (including periodicity of maintenance or record keeping in respect of the Equipment and including discrimination with respect to the installation of any Modifications required by Applicable Laws that may be phased in over a period of time or any discrimination based on the leased, rather than owned, status of the Equipment) as compared to properties of a similar nature in which any Lessee has any ownership or leasehold interest. Each Lessee waives any right that it may now have or hereafter acquire to (x) require Lessor to maintain, repair, replace, alter, remove or rebuild all or any part of the Equipment or (y) make repairs at the expense of Lessor pursuant to any Applicable Laws or other agreements.

        SECTION 9.2    Maintenance and Repair Reports.    During the Lease Term, Lessees shall keep or cause to be kept maintenance and repair reports, records, logs and other materials required by Applicable Law or by any Governmental Agency having jurisdiction over all or any part of the Equipment, in sufficient detail, on the same basis as records are kept for similar properties owned or leased by any Lease Obligor or any Affiliates thereof. Such reports, records, logs and other materials shall be kept on file by Agent Lessee at its offices during the Lease Term, and shall be made available at Agent Lessee's office to Lessor upon reasonable request. Agent Lessee shall give written notice to Lessor of any Condemnation or Casualty promptly after any Lessee has knowledge thereof. Agent Lessee shall prepare and deliver to Lessor and the Participants within a reasonable time prior to the required date of filing (or, to the extent permissible, file on behalf or Lessor and the Participants) any and all reports (other than income tax returns) to be filed by Lessor or any Participant with any Governmental Agency or other Person by reason of the ownership by Lessor or any Participant of the Equipment or the leasing thereof to Lessees. Lessor agrees to inform Agent Lessee of any request for such reports received by it.

ARTICLE X
MODIFICATIONS, SUBSTITUTIONS, ETC.

        SECTION 10.1    Alterations and Modifications.

          (a)  On and after the Advance Date (i) each Lessee, at its own cost and expense, shall make or cause to be made alterations, renovations, improvements and additions to the Equipment leased by it (or any Part thereof and substitutions and replacements therefor (collectively, "Modifications")) which are (A) necessary to repair or maintain such Equipment in the condition required by Section 9.1; (B) necessary in order for such Equipment to be in compliance in all material respects with Applicable Laws or Insurance Requirements; or (C) necessary or advisable to restore such Equipment to its condition existing prior to a Casualty or Condemnation to the extent required pursuant to Article XIV; and (ii) so long as no Lease Event of Default or Lease Default has occurred and is continuing, such Lessee, at its own cost and expense, may undertake, or cause or permit to be undertaken, Modifications to such Equipment so long as such

  Modifications comply with Applicable Laws and with Section 9.1 and subsection (b) of this Section 10.1.

          (b)  The making of any Modifications must be in compliance with the following requirements:

    (i)
    No such Modifications in respect of any Equipment with a cost exceeding $250,000 shall be made or undertaken except upon not less than thirty (30) days' prior written notice to Lessor (except in the case of an emergency).

    (ii)
    No Lessee shall make or cause or permit to be made any Modifications in violation of the terms of any restriction, condition, covenant or other similar matter affecting title to or interests in, or binding on, any of the Equipment or that cause any of the Equipment to be suitable for use only by one or more of the Lessees.

    (iii)
    No Modifications shall be undertaken until the applicable Lessee shall have procured and paid for (or shall have caused to be procured and paid for), so far as the same may be required from time to time, all required permits and authorizations relating to such Modifications of all Governmental Agencies having jurisdiction over the applicable Equipment. Lessor, at Lessees' expense, shall join in the application for any such permit or authorization and execute and deliver any document in connection therewith, whenever such joinder is necessary or advisable.

    (iv)
    The Modifications shall be completed in a good and workmanlike manner and in compliance in all material respects with all Applicable Laws then in effect and the standards imposed by any insurance policies required to be maintained hereunder or by the manufacturer in order to maintain all warranties in full force and effect.

    (v)
    All Modifications shall, when completed, be of such a character as to not adversely affect the Fair Market Value, utility, remaining economic useful life or residual value of the affected Equipment from the Fair Market Value, utility, remaining economic useful life or residual value thereof immediately prior to the making thereof or, in the case of Modifications being made by virtue of a Casualty or Condemnation, immediately prior to the occurrence of such Casualty or Condemnation; provided, that with respect to any Modification made to meet the requirements of any Applicable Law, or any Governmental Agency having jurisdiction or any insurance policy required hereunder, the applicable Lessee may make such Modification (a "Nonconforming Modification") without regard to any decrease in the Fair Market Value, utility, remaining economic useful life or residual value of the affected Equipment, but only to the extent that such Lessee has made commercially reasonable efforts to minimize such decrease. If such Modifications in respect of any of the Equipment have a cost exceeding $5,000,000 and if requested by Collateral Agent on behalf of the Required Participants, Lessor may engage the Appraiser at Lessees' sole cost and expense, to determine (by appraisal or other methods satisfactory to Collateral Agent on behalf of the Required Participants) the projected Fair Market Value of the affected Equipment as of the completion of the Modifications relating thereto.

    (vi)
    Each Lessee shall have made or caused to have been made adequate arrangements for payment of the cost of all Modifications when due so that the affected Equipment shall at all times be free of Liens for labor and materials supplied or claimed to have been supplied to such Equipment, other than Permitted Liens.

        SECTION 10.2    Title to Modifications.    Ownership in all Modifications in respect of the Equipment shall, without further act, vest in Lessor and shall be deemed to constitute a part of the Equipment and be subject to this Lease.

        SECTION 10.3    Optional Equipment Substitutions.    Subject to the terms and conditions set forth below, any applicable Lessee shall have the right to substitute items of Equipment or Systems (each, a "Substitution Item" or "Substitution System", as applicable) for items of Equipment or Systems which it then leases (or has theretofore proposed to lease) under this Lease. For purposes hereof, "Substitution Items" and "Substitution Systems" are different from Parts in that Substitution Items and Substitution Systems are intended to mean items of equipment or systems that are not originally contemplated to be subject to this Lease. Lessees' substitution rights pursuant to this Section 10.3 shall be subject to the following conditions:

          (a)  Equipment Other Than Slot Machines. With respect to Equipment other than Slot Machines:

    (i)
    Agent Lessee shall have delivered a written notice to Lessor and Collateral Agent on behalf of the Participants specifying: (i) Lessees' desire to substitute a Substitution Item for the substituted item of Equipment or Substitution System for the substituted System, (ii) a description of the intended Substitution Item or Substitution System, as applicable, and (iii) a proposed closing date for such substitution (the "Substitution Date");

    (ii)
    Agent Lessee shall have delivered to Lessor and Collateral Agent on behalf of the Participants not less than thirty (30) days prior to the proposed Substitution Date any and all further information regarding the intended Substitution Item or Substitution System, as applicable, as may be reasonably required by Lessor or any Participant for the purpose of evaluating the intended Substitution Item or Substitution System, as applicable, and whether it should be deemed acceptable substitution property for the substituted item of Equipment or System, as the case may be;

    (iii)
    Any Substitution Item or Substitution System, as applicable, shall (A) have the same or greater Fair Market Value, economic useful life and utility as the substituted item of Equipment or System, as the case may be, and (B) relate to, complement or otherwise be materially associated with the business of Lessees and their Affiliates;

    (iv)
    No Default or Event of Default shall have occurred and be continuing; and

    (v)
    Lessor, acting at the direction of the Required Participants, shall have approved the Substitution Item or Substitution System, as applicable, as qualifying Equipment (such approval right of the Participants to be exercised reasonably from the perspective of secured creditors) and such Lessee shall have otherwise satisfied such terms and conditions regarding the inclusion of such Substitution Item or Substitution System, as applicable, as Equipment as may be reasonably required by Lessor, acting at the direction of the Required Participants, on or before the Substitution Date.

          (b)  Slot Machines. Lessees shall be permitted to freely substitute Slot Machines subject to the Lease from time to time provided that:

    (i)
    Agent Lessee shall deliver to Lessor and Collateral Agent, within 60 days after the end of each Fiscal Quarter or, upon the occurrence of an Event of Default, within five (5) Business Days of such occurrence, a written report (a "Slot Machine Report"), certified by a Responsible Official, specifying in detail satisfactory to Lessor and Collateral Agent: (i) the Slot Machines then subject to this Lease; (ii) the Slot Machines, if any, substituted and replaced since the date of the immediately preceding delivered Slot Machine Report (other than with respect to the first Slot Machine Report delivered hereunder); (iii) the Slot Machines constituting Substitution Items during the quarterly period covered by such Slot Machine Report; and (iv) in each of the foregoing instances, the type, serial number (or other similar identification information), invoice cost, age and the applicable Substitution Date of each such Slot Machine;

    (ii)
    Agent Lessee shall deliver to Lessor and Collateral Agent (on behalf of the Participants) all further information regarding the Slot Machines, or any portion thereof, described in any Slot Machine Report as may be reasonably required by Lessor, Collateral Agent or any Participant, and in any event shall deliver to Collateral Agent a bill of sale dated as of the date of the applicable Substitution Date transferring title to the relevant Substitution Slot Machine(s) to Lessor as of such date;

    (iii)
    Any Slot Machine or group of Slot Machines constituting Substitution Items (each, a "Substitution Slot Machine") shall have the same or greater Fair Market Value, economic useful life and utility as the Slot Machine(s) for which it or they are substituted;

    (iv)
    No Event of Default shall have occurred and be continuing; and

    (v)
    Upon written request, Agent Lessee shall execute and deliver, or cause to be executed and delivered, all such documents as Lessor or Collateral Agent may reasonably require to perfect and/or maintain at all relevant times a perfected first priority Lien in favor of Lessor in and to any and all such Slot Machines and to provide Lessor and Collateral Agent customary access rights with respect thereto.

Upon a permitted substitution of Equipment or System, as applicable, pursuant to this Section 10.3 Lessor shall execute such documents as may be required to release the substituted item of Equipment or System, as applicable, from the terms of this Lease, at Lessees' expense. Upon such substitution pursuant to this Section 10.3, the substituted item of Equipment or Substitution System, as applicable, shall become the property of the applicable Lessee, and title thereto shall automatically vest in such Lessee upon such permitted substitution.

ARTICLE XI
COVENANTS WITH RESPECT TO LIENS

        SECTION 11.1    Covenants with Respect to Liens.

          (a)  No Lessee shall directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to any portion of the Equipment, Lessor's title to the Equipment, or any interest therein, and Lessees shall protest any such Lien and diligently pursue the defense thereof. Lessees, at their own expense, shall promptly pay, satisfy and otherwise take such actions as may be necessary to keep the Equipment free and clear of, and duly to discharge, eliminate or bond in a manner reasonably satisfactory to Lessor and Collateral Agent, any such Lien (other than Permitted Liens) not accepted above if the same shall arise at any time.

          (b)  Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Equipment or any part thereof. NOTICE IS HEREBY GIVEN THAT NONE OF LESSOR, COLLATERAL AGENT OR ANY OF THE PARTICIPANTS IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO ANY LESSEE OR TO ANYONE HOLDING THE EQUIPMENT, OR ANY PART THEREOF OR INTEREST THEREIN THROUGH OR UNDER ANY LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR, COLLATERAL AGENT OR ANY PARTICIPANT IN AND TO THE EQUIPMENT.

ARTICLE XII
PERMITTED CONTESTS

        SECTION 12.1    Permitted Contests in Respect of Applicable Laws.    If, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable Laws relating to any of the Equipment or the obligation to comply therewith shall be prosecuted diligently and in good faith in appropriate proceedings by any applicable Lessee or (b) compliance with such Applicable Laws shall have been excused or exempted by a valid nonconforming use, variance, permit, waiver, extension or forbearance, following the Closing Date, the applicable Lessee shall not be required to comply with such Applicable Laws but only if and so long as any such test, challenge, appeal, proceeding, waiver, extension, forbearance or noncompliance shall not, in the reasonable opinion of Lessor, acting at the direction of the Required Participants, involve (A) any risk of criminal liability being imposed on Lessor, Collateral Agent, any Participant, any of the Equipment or (B) any material risk of (1) the foreclosure, forfeiture or loss of any of the Equipment, or any material part thereof, or (2) the nonpayment of Rent, Lease Balance or other amount payable under the Operative Documents, (3) the interruption or cancellation of any insurance coverage, (4) the invalidity or lapse of any warranty, (5) any sale of, or the creation of any Lien (other than a Permitted Lien) on, any part of the Equipment, (6) civil liability being imposed on Lessor, Collateral Agent, any Participant or any of the Equipment for which the applicable Lessee is not obligated to indemnify such parties under the Operative Documents, or (7) enjoinment of, or interference with, the use, possession or disposition of the Equipment in any material respect (any of the foregoing being referred to as a "Permitted Contest") and provided that in any event adequate reserves in accordance with GAAP are maintained against any adverse determination of any such test, challenge, appeal or proceeding.

        Lessor shall not be required to join in any proceedings pursuant to this Section 12.1 unless a provision of any Applicable Law requires that such proceedings be brought by or in the name of Lessor or it is customary in the applicable jurisdiction for an owner to join in such proceedings; and in that event Lessor shall join in the proceedings or permit them or any part thereof to be brought in its name if and so long as (i) Lessees have not elected the Sale Option and (ii) Lessees agree in writing to and pay all related expenses and agrees in writing to indemnify Lessor, Collateral Agent and the Participants in form and substance reasonably satisfactory to each of the respective Indemnitees.

ARTICLE XIII
INSURANCE

        Section 13.1    (a) Required Coverages.    During the Lease Term, Lessee shall provide or cause to be provided insurance with respect to the Equipment and the Facilities of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons, and carry such other insurance as is usually carried by such Persons; provided, that in any event Lessees shall maintain or cause to be maintained at all times:

          (a)  Commercial General Liability Insurance. Third-party legal liability coverage providing coverage against claims for third-party bodily injury, including death and third-party property damage occurring on, in or about the Facilities (including environmental hazard insurance) in an amount at least equal to $100,000,000 per occurrence. Subject to Section 13.2(b), such coverage may be subject to deductibles or self-insured retentions up to an amount that is customarily carried by companies of similar size and engaged in business similar to Lessees and shall be otherwise acceptable to the Required Participants. The coverage required by this paragraph (a) may be provided in a combination of umbrella and excess liability policies.

          (b)  Property Insurance. Insurance against loss or damage covering the Equipment or any Facility or any portion thereof by reason of any Casualty in an amount as is carried by Persons owning and/or operating similar properties (subject to such deductibles and/or self-insurance in such minimum amounts as is carried by Persons owning and/or operating similar properties); provided, that at no time shall the amount of such coverage with respect to the Equipment be less than the Lease Balance.

          (c)  Workers' Compensation. Lessees shall, in the construction of any Modifications and the operation of the Equipment or any Facility, comply with the applicable workers' compensation laws and protect Lessor, Collateral Agent and the Participants against any liability under such laws.

          (d)  Other Insurance. Such other insurance, in each case as is generally carried by Lessees or their Affiliates for similar properties owned or leased by any of them or by other owners of similar properties, in such amounts and against such risks as are then customary for properties similar in use.

        SECTION 13.2    Insurance Coverage.    The insurance coverage required in Section 13.1 shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. Any insurance company selected by any Lessee shall be rated in A.M. Best's Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) and shall have a general policyholder rating of "A" (or comparable rating for a rating by an organization other than A.M. Best) and a financial rating of at least "VII" (or comparable rating for a rating by ISI or Standard & Poor's Corporation or another organization other than A.M. Best) or be otherwise acceptable to the Required Participants. In the case of liability insurance maintained by any Lessee, such insurance shall name Lessor (both in its individual capacity and as trustee), Collateral Agent (both individually and in its capacity as Collateral Agent) and each of the Participants, as additional insureds and, in the case of property insurance, shall name Collateral Agent as sole loss payee. Each policy referred to in Section 13.1 shall provide that: (i) it will not be canceled, materially modified or its limits reduced, or allowed to lapse without renewal, except after not less than thirty (30) days' prior written notice to Lessor and Collateral Agent; (ii) to the extent available on a commercially reasonable basis, the interests of Lessor, Collateral Agent and any Participant shall not be invalidated by any act or negligence of or breach of warranty or representation by any Lessee or any other Person having an interest in the Equipment; (iii) such insurance is primary with respect to any other insurance carried by or available to Lessor, Collateral Agent or any Participant; (iv) the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against Lessor, Collateral Agent or any Participant; (v) such policy shall contain a cross-liability clause providing for coverage of Lessor, Collateral Agent and each Participant, as if separate policies had been issued to each of them; and (vi) such policy shall provide that none of Lessor, Collateral Agent or any Participant shall have any obligation or liability for payment of any premiums, commissions, claims or assessments. Agent Lessee shall notify Lessor and Collateral Agent promptly of any policy cancellation, reduction in policy limits, or material modification or amendment.

        SECTION 13.3    Delivery of Insurance Certificates.    At the time any insurance policy of any Lessee is renewed (but in no event less frequently than once each year) or upon written request by Lessor following a Lease Event of Default, Agent Lessee shall deliver or cause to be delivered to Collateral Agent certificates of insurance evidencing that all insurance required by Sections 13.1 and 13.2 to be maintained is in effect.

        SECTION 13.4    Insurance by Lessor, Collateral Agent or any Participant.    Each of Lessor, Collateral Agent or any Participant may at its own expense carry insurance with respect to its interest in the Equipment provided that (i) Lessee's insurance is designated as primary and in no event excess or contributory to any insurance Lessor, Collateral Agent or any Participant may have in force which would apply to a loss covered under such Lessee's insurance policy, (ii) each such insurance policy will not cause such Lessee's insurance required under this Article XIII to be subject to a coinsurance exception of any kind, and (iii) each such insurance policy shall contain a waiver of any right of subrogation, set-off, counterclaim, or other deduction, whether by attachment or otherwise, against such Lessee or any other Lease Obligor. Any insurance payments received from policies maintained by Lessor, Collateral Agent or any Participant shall be retained by Lessor, Collateral Agent or such Participant, as the case may be, without reducing or otherwise affecting any Lessee's obligations hereunder.

ARTICLE XIV
CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS

        SECTION 14.1    Casualty.    Upon the occurrence of a Casualty prior to or during the term of this Lease, Agent Lessee shall give Lessor and Collateral Agent prompt written notice thereof (a "Casualty Notice"). The Casualty Notice shall specify whether Lessees will:

          (a)  pay to Trustee, for the benefit of the Participants, the Casualty Amount of the Equipment suffering such Casualty (provided that if the Equipment suffering such Casualty is part of a System and, as a result of such Casualty, such System, taken as a whole, shall have suffered a Casualty, then Lessees shall pay to Trustee, for the benefit of the Participants, a Casualty Amount for such System), which payment (together with any Supplemental Rent (whether arising as a result of Section 9.7(d) of the Participation Agreement or otherwise) then due) shall be made no later than the later of (i) sixty (60) days after the occurrence of the Casualty or (ii) the next Payment Date occurring after such Casualty (the "Casualty Settlement Date"), provided that in any event the Casualty Settlement Date shall be no later than the last day of the Lease Term; or

          (b)  replace such Equipment with respect to which the Casualty has occurred pursuant to the following provisions of this Section 14.1;

provided, that upon the occurrence and during the continuance of a Default or Event of Default, Lessees shall be obligated, at the option of the Required Participants, to make the payments referred to in clause (a) above and shall not be entitled to exercise any right of replacement pursuant to clause (b).

        If Lessees have elected, or are required, to pay the Casualty Amount pursuant to clause (a) above, Lessees shall continue to make all payments of Rent due under this Lease until and including the Casualty Settlement Date. Upon payment of the Casualty Amount in respect of any item of Equipment suffering a Casualty on such Casualty Settlement Date, the remaining scheduled payments of the principal portion of Rent shall be proportionately reduced by an amount equal to the product of the scheduled amount of such the principal portion of Rent payment (determined in each case prior to the receipt of such Casualty Amount), multiplied by the Affected Equipment Value Fraction of such item of Equipment suffering such Casualty, and the Lease Balance shall be appropriately adjusted to reflect such reduction in the remaining scheduled payments of the principal portion of Rent.

        If Agent Lessee has given notice that it intends to replace the item of Equipment suffering such Casualty and such replacement is permitted under this Section 14.1, or if Lessees are required to replace the item of Equipment suffering such Casualty pursuant to the terms of this Lease, then Lessees shall make subject to this Lease, not more than sixty (60) days after the date of such Casualty Notice, a replacement for such item of Equipment meeting the suitability standards hereinafter set forth, provided, however, that such 60-day period shall be extended for a period equivalent to any period of delay caused by Force Majeure provided, further that such extension period shall not exceed thirty (30) days. To be suitable as replacement Equipment, an item must be of the same general type, year of construction (or a later year of construction), function, utility, state of repair and operating condition (immediately preceding the Casualty assuming that such Equipment had been maintained in accordance with the terms of Section 9.1) as the Equipment suffering the Casualty, must have a value of not less than the Appraised Value (as set forth in the Appraisal of the Equipment suffering the Casualty for the date (the "Casualty Determination Date") set forth in the Appraisal closest to the date of such replacement) of the Equipment suffering the Casualty (except as otherwise provided in the immediately succeeding paragraph) and, if the Casualty pertained to a System, taken as a whole, then the value of such System, after giving effect to such replacement, shall not be less than the Appraised Value of such System (as set forth in the Appraisal of such System for the Casualty Determination Date) and be free and clear of any Liens other than Permitted Liens. Lessees shall cause a Bill of Sale and new Schedule I to the applicable Lease Supplement to be executed and delivered to Trustee and Collateral Agent (on behalf of the Participants) in order to subject such replacement item to this Lease, and upon such execution and delivery and the receipt by Trustee and Collateral Agent (on behalf of the Participants) of (i) evidence reasonably satisfactory to them of Lessees' compliance with the insurance provisions of Article XIII with respect to such replacement item, and (ii) an opinion of counsel to Lessees in form and substance reasonably satisfactory to Trustee, Collateral Agent and the Participants opining, among other things, to the effect that all appropriate filings, recordings and other acts have been taken to protect the right, title and interest of Trustee, on behalf of the Participants, in such replacement item and that no other filing, recording, deposit, or giving of notice with or to any Governmental Agency is necessary to protect such right, title and interest in such replacement item, such replacement item shall be deemed "Equipment" for all purposes hereof.

        Notwithstanding the foregoing requirements for replacement of Equipment, if the replacement item has a Fair Market Value of less than the Appraised Value of the Equipment suffering the Casualty or, in the case of a Casualty pertaining to a System, of the System taken as a whole, but the conditions specified in the preceding paragraph would otherwise be satisfied, then Lessees may replace the Equipment or System, as applicable, suffering the Casualty with such item so long as the following conditions are satisfied: (i) Trustee, Collateral Agent and Lessees shall have received an appraisal of the replacement item (or System, as the case may be) from an Appraiser, which appraisal shall determine the Fair Market Value of the replacement item (or System, as applicable) as of the date of replacement, the end of the Base Term and the Renewal Term (except for such periods as have then already elapsed), (ii) Trustee shall have received, as Supplemental Rent, an amount equal to the excess of (A) the greater of (x) the Appraised Value of the replaced Equipment (or System, as applicable) as of the Casualty Determination Date as determined in the Appraisal delivered in connection with the Closing or (y) the Appraised Value of the replaced Equipment (or System, as applicable) as of the Casualty Determination Date (as determined by the appraisal delivered in connection with such replacement) over (B) the Appraised Value of the replacement item (or System, as applicable) as of the date of replacement (as determined by the appraisal delivered in connection with such replacement), (iii) all conditions set forth in the preceding paragraph shall have been satisfied (except for the requirement that the replacement item have a value of not less than the Appraised Value of the Equipment suffering the Casualty), and (iv) Lessees shall have delivered a new Schedule I to this Lease and a new Schedule I to the Lease Supplement covering the replaced Equipment (or System, as applicable) and such new Schedules shall be in form and substance reasonably satisfactory to Required Participants, such new Schedule I to the Lease Supplement shall describe the replacement Equipment (or System, as applicable) and the Fair Market Value thereof and such new Schedule I to this Lease shall reflect such adjustments to the installments of the principal portion of Rent and remaining Supplemental Rent as necessary so that (x) the Equipment (or System, as applicable) suffering the Casualty shall be treated as if the Casualty Amount with respect thereto had been paid pursuant to Section 14.1, and all reductions of the principal portion of Rent and Supplement Balance made pursuant to this Section 14.1, (y) the replacement item shall be treated as if it was purchased on such replacement date for a purchase price equal to the value set forth in the appraisal thereof with an amortization schedule (to be attached to the Lease Supplement) that reflects the decay curve as set forth in such appraisal, and (z), if the Casualty pertained to a System, taken as a whole, such System after replacement of the applicable items of Equipment, shall have the same function and utility, taken as a whole. After giving effect to any replacement pursuant to the preceding sentence, the "Purchase Price" of the replacement Equipment shall be deemed to be the Fair Market Value thereof, as set forth for the date of such replacement in the appraisal delivered in connection with such replacement, for all purposes of this Lease and the other Operative Documents.

        If Trustee has received the amount payable with respect to the Casualty and all other amounts due hereunder including amounts payable under Section 14.1(a) and no Default or Event of Default shall have occurred and be continuing, Lessee shall be entitled to receive from Trustee the proceeds of any recovery in respect of the Equipment from insurance or otherwise ("Casualty Recoveries"), and Trustee, subject to the rights of any insurer insuring the Equipment as provided herein, shall execute and deliver to Agent Lessee, or to its assignee or nominee, a quitclaim bill of sale (without representations or warranties except that the Equipment is free and clear of Lessor Liens) for the Equipment, and such other documents as may be required to release the Equipment from the terms of this Lease, in such form as may reasonably be requested by Agent Lessee. All fees, costs and expenses relating to a substitution as described herein shall be borne by Lessees. Except as otherwise provided in this Section 14.1, Lessees shall not be released from their obligations hereunder in the event of, and shall bear the risk of, any Casualty to any item of Equipment prior to or during the term of this Lease and thereafter until all of Lessees' obligations hereunder are fully performed.

        Any payments (including insurance proceeds) in an amount less than $500,000 received at any time by Trustee or any Lessee from any Governmental Agency or other party with respect to any loss or damage to any item of Equipment not constituting a Casualty will be paid to or retained by Lessees to be applied directly in payment of repairs or for replacement of property in accordance with the provisions of Sections 8.1 and 9.1, if not already paid by Lessees, or if already paid by Lessees and no Default or Event of Default shall have occurred and be continuing, shall be applied to reimburse Lessees for such payment, and any balance remaining after compliance with said Sections with respect to such loss or damage shall be retained by Lessees; provided, that in the event that any Default or Event of Default so exists, Trustee shall hold such proceeds as collateral security for the obligations of Lessee under this Lease during the continuance of such Default or Event of Default.

        EXCEPT FOR ANY OF THE FOLLOWING OCCURRING AS A RESULT OF THE EXISTENCE OR ENFORCEMENT OF A LESSORS LIEN, EACH LESSEE HEREBY ASSUMES ALL RISK OF LOSS, DAMAGE, THEFT, TAKING, DESTRUCTION, CONFISCATION, REQUISITION, COMMANDEERING, TAKING BY EMINENT DOMAIN OR CONDEMNATION, PARTIAL OR COMPLETE, OF OR TO EACH ITEM OF EQUIPMENT, HOWEVER CAUSED OR OCCASIONED, SUCH RISK TO BE BORNE BY LESSEES WITH RESPECT TO EACH ITEM OF EQUIPMENT FROM THE DATE OF THIS LEASE, AND CONTINUING UNTIL SUCH EQUIPMENT HAS BEEN RETURNED TO TRUSTEE IN ACCORDANCE WITH THE PROVISIONS HEREOF. EACH LESSEE AGREES THAT NO OCCURRENCE SPECIFIED IN THE PRECEDING SENTENCE SHALL IMPAIR, IN WHOLE OR IN PART, ANY OBLIGATION OF SUCH LESSEE UNDER THIS LEASE, INCLUDING THE OBLIGATION TO PAY RENT.

        SECTION 14.2    Environmental Matters.    At Lessees' sole cost and expense, Lessees shall promptly and diligently commence or caused to be commenced any response, clean up, remedial or other action necessary to remove, clean up or remediate any Environmental Violation with respect to the Equipment or any Facility.

        SECTION 14.3    Notice of Environmental Matters.    Agent Lessee shall promptly provide to Lessor written notice of any pending or threatened claim, action or proceeding involving any Environmental Violation or any Release on, at, under or from any Facility or the Equipment, which violation or Release could require in excess of $500,000 in remediation costs, or which could result in the imposition of criminal penalties upon Lessor, Collateral Agent or any Participant (any such violation, claim, action, proceeding or Release, a "Material Environmental Violation"). All such notices shall describe in reasonable detail the nature of the Material Environmental Violation, including any claims, actions or proceedings in respect thereof, and Lessees' proposed response thereto. In addition, Agent Lessee shall provide to Lessor, within ten (10) Business Days of receipt by any Lessee, copies of all written communications with any Governmental Agency relating to any such Material Environmental Violation. Agent Lessee shall also promptly provide such detailed reports of any such Material Environmental Violations as may reasonably be requested by Lessor or Collateral Agent. Upon completion of remedial action of such Material Environmental Violation by any Lessee, Agent Lessee shall cause to be prepared by an environmental consultant reasonably acceptable to Required Participants and Collateral Agent a report describing the Material Environmental Violation and the actions taken by Lessees in response to such Material Environmental Violation, and a statement by the consultant that the Material Environmental Violation has been remedied in compliance in all material respects with applicable Environmental Law. Each such Material Environmental Violation shall be remedied prior to the Expiration Date unless the Equipment has been purchased by Lessees in accordance with Article XV or Article XVIII. Nothing in this Article XIV shall reduce or limit Lessees' obligations elsewhere in this Lease or under the Participation Agreement.

ARTICLE XV
TERMINATION OF LEASE

        SECTION 15.1    Termination upon Certain Events.

          (a)  If any of the following occurs with respect to the Equipment:

    (i)
    a Significant Condemnation;

    (ii)
    a Significant Casualty; or

    (iii)
    an Environmental Violation, or the discovery of an Environmental Violation, the cost of remediation of which in the reasonable judgment of Required Participants would exceed $5,000,000;

then, in any such event, Lessor may elect to terminate the Lease by giving written notice (a "Termination Notice") to Agent Lessee that, as a consequence of such event, the Lease is to be terminated.

          (b)  Following Agent Lessee's receipt of the Termination Notice, Lessees shall be obligated to purchase Lessor's interest in all, but not less than all, of the Equipment on or prior to the next occurring Payment Date (but in no event any earlier than sixty (60) Business Days from the date Agent Lessee receives the applicable Termination Notice) by paying Lessor an amount equal to the Purchase Amount.

        SECTION 15.2    Termination Procedures.    On the date of the payment by Lessees of the Purchase Amount in accordance with Section 15.1(b) (such date, the "Termination Date"), this Lease shall terminate and, concurrent with Lessor's receipt of such payment:

    (i)
    Lessor shall execute and deliver to Lessees (or to Lessees' designees) at Lessees' cost and expense one or more bills of sale of Lessor's interest in the Equipment and a release of Liens with respect to this Lease, in each case in recordable form to the extent applicable and otherwise in conformity with local custom and without representation and warranty except as to the absence of any Lessor Liens attributable to Lessor;

    (ii)
    the Equipment shall be conveyed to Lessees (or to Lessees' designees) "AS IS" "WHERE IS" and in its then present physical condition; and

    (iii)
    in the case of a termination pursuant to clause (i) or (ii) of Section 15.1(a), Lessor shall convey to Lessees any net proceeds (i.e., the gross amount received in connection with such Casualty or Condemnation less reasonable costs and expenses of claiming and collecting such amount, including all reasonable costs and expenses for which Lessor or any Participant is entitled to be reimbursed pursuant to the Operative Documents) with respect to the Casualty or Condemnation giving rise to the termination of this Lease theretofore received by Lessor or at the request of Lessees, to the extent actually received, such amounts shall be applied against sums due hereunder.

ARTICLE XVI
EVENTS OF DEFAULT

        SECTION 16.1    Lease Events of Default.    The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a "Lease Event of Default":

          (a)  (i) any payment of Basic Rent shall not be paid within two (2) Business Days after the date when due; (ii) any payment of the Sale Recourse Amount or any amount due pursuant to Section 9.3 of the Participation Agreement or Section 18.2 or 20.1(i) hereof shall not be paid on the date due; or (iii) any payment of Supplemental Rent (other than Supplemental Rent described in the preceding clause (ii)) or any other payment payable by Lessees hereunder or under any other Operative Document (including any amount payable pursuant to Article VII to the extent not included in the preceding clause (ii)) shall not be paid within ten (10) Business Days after the date when due; or

          (b)  any representation or warranty of any Lease Obligor contained in any Operative Document to which such Person is a party or in any document furnished to any Creditor in connection therewith shall be incorrect or incomplete in any material respect when made, deemed made or reaffirmed, as the case may be; or

          (c)  a default shall occur in the performance or observance of any term, covenant, condition or agreement to be performed or observed on the part of any applicable Lease Obligor under Section 6.1, 13.1, 13.2, Article XVIII, XIX, XX or XXI hereof, or Section 6.1(p)(x) of the Participation Agreement in any respect that is materially adverse to the interests of the Creditors, or Section 6.1 of the Participation Agreement (other than Sections 6.1(a) through 6.1(n), 6.1(p), 6.1(w), 6.1(y), or 6.1(bb)); or

          (d)  a default shall occur in the performance or observance of any term, covenant, condition or agreement to be performed or observed on the part of any applicable Lease Obligor under Section 8.1, Section 9.1, Section 10.1 hereof or Section 6.1(q) of the Participation Agreement and such default shall continue unremedied for a period of ten (10) Business Days after the earlier of the date on which any Senior Officer of any Lease Obligor shall have Actual Knowledge of such default and the date on which Agent Lessee (on behalf of Lessees) and Mandalay (on behalf of Guarantors) receives written notice thereof from Trustee, Collateral Agent or any Participant; or

          (e)  any Lease Obligor shall default in the performance or observance of any other term, covenant, condition or agreement on its part to be performed or observed hereunder or under any Operative Document to which such Person is a party (and not constituting an Event of Default under any other clause of this Section 16.1), and such default shall continue unremedied for a period of thirty (30) days after the earlier of the date on which any Senior Officer of any Lease Obligor shall have Actual Knowledge of such default and the date on which Agent Lessee (on behalf of Lessees) and Mandalay (on behalf of Guarantors) receives written notice thereof from any Creditor; or

          (f)    the insurance required by Article XIII of this Lease is not maintained and in place for any reason; or

          (g)  there shall occur a Change in Control; or

          (h)  Mandalay or any of its Significant Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness of $25,000,000 or more, or any guaranty of present or future Indebtedness of $25,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event to occur, in connection with any present or future Indebtedness of $25,000,000 or more, or of any guaranty of present or future Indebtedness of $25,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due; or

          (i)    Any event occurs which gives the holder or holders of any Subordinated Debt (or an agent or trustee on its or their behalf) the right to declare such indebtedness due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Debt; or

          (j)    Any Operative Document, at any time after its execution and delivery and for any reason other than the agreement of the Participants or satisfaction in full of all the Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Participants, is materially adverse to the interests of the Participants; or any Lease Obligor denies in writing that it has any or further liability or obligation under any Operative Document, or purports in writing to revoke, terminate or rescind same; or

          (k)  A final judgment against any Lease Obligor or any of Mandalay's Significant Subsidiaries is entered for the payment of money in excess of $5,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty calendar days after its issue or levy; or

          (l)    Any Lease Obligor or any of Mandalay's Significant Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any part of its property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days; or

          (m)  Any Pension Plan maintained by Mandalay or any of its Restricted Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA and the result is a Material Adverse Effect; or

          (n)  The occurrence of a License Revocation with respect to a license issued by any Governmental Agency of the State of Nevada that continues for five calendar days; or

          (o)  Any Lessee shall have sold substantially all of its interest in any Facility without also purchasing or causing a third party to purchase the Equipment for the Purchase Amount; or

          (p)  Any Lessee shall violate its covenant set forth in Section 11.1(a) and Lessor shall lose title to its interest in the Equipment if any such Lien is not removed within thirty (30) days after the attachment thereof or such loss of title is not remedied within thirty (30) days after such loss occurs; or

          (q)  The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in) any Mandalay Loan Agreement or Replacement Loan Agreement.

        SECTION 16.2    Remedies.    Upon the occurrence of any Lease Event of Default and at any time thereafter, Lessor may, so long as such Lease Event of Default is continuing, do one or more of the following as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Lease Event of Default, including the obligation of Lessees to purchase the Equipment as set forth in Section 18.2 and any rights and remedies set forth in any Lease Supplement:

          (a)  Lessor may, by notice to Agent Lessee, rescind or terminate this Lease as to any or all of the Equipment as of the date specified in such notice; provided, however, that no reletting or taking of possession of the Equipment (or any portion thereof) by Lessor shall be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Agent Lessee, and notwithstanding any reletting or taking of possession, Lessor may at any time thereafter elect to terminate this Lease for a continuing Lease Event of Default and no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender or repossession of the Equipment shall be valid unless the same be made in writing and executed by Lessor;

          (b)  Lessor may demand that Lessees, and Lessees shall upon any such demand of Lessor, return the Equipment promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Article IX and Section 8.2, Section 9.1 and Section 14.2 hereof, and Lessees shall comply with the requirements of Section 21.1 hereof to the extent required by Lessor, as if the Equipment were being returned at the end of the Lease Term, and Lessor shall not be liable for the reimbursement of Lessees for any costs and expenses incurred by Lessees in connection therewith and without prejudice to any other remedy which Lessor may have for possession of the Equipment, and to the extent and in the manner permitted by Applicable Laws, Lessor may enter upon any of the Facilities (or such other applicable casino or gaming establishment) and take immediate possession (to the exclusion of Lessees, but subject to Gaming Laws) of the Equipment or any part thereof, by summary proceedings or otherwise, all without liability to Lessees for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor's other damages, Lessees shall be responsible for all reasonable costs and expenses incurred by Lessor and the Participants in connection with any reletting, including, without limitation, reasonable brokers' fees and all costs of any necessary alterations or repairs made by Lessor;

          (c)  Lessor may (i) subject to Applicable Laws, sell all or any part of the Equipment at public or private sale, as Lessor may determine, free and clear of any rights of Lessees (except that any Excess Sales Proceeds shall be payable to Lessees) with respect thereto, in which event Lessees' obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated; and (ii) if Lessor shall so elect, demand that Lessees pay to Lessor, and Lessees shall pay to Lessor, on the date of such sale, as damages for loss of bargain and not as a penalty (in lieu of Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to (A) the excess, if any, of (1) the Lease Balance calculated as of such Payment Date (including all Rent due and unpaid to and including such Payment Date), over (2) the net proceeds of such sale (that is, after deducting all reasonable costs and expenses incurred by Lessor or any Participant(s) incident to such conveyance, including repossession costs, brokerage commissions, pro-rations, transfer taxes, fees and expenses for counsel, recording fees, if any, and any repair costs); plus (B) interest at the Applicable Default Rate on the foregoing amount from such Payment Date until the date of payment;

          (d)  Lessor may, at its option, elect not to terminate this Lease with respect to the Equipment and may continue to collect all Basic Rent, Supplemental Rent and all other amounts due Lessor (together with all costs of collection) and enforce Lessees' obligations under this Lease as and when the same become due, or are to be performed, and at the option of Lessor, upon any abandonment of the Equipment by Lessees or repossession of same by Lessor, Lessor may, in its sole and absolute discretion, elect not to terminate this Lease and may make the necessary repairs (and Lessees shall pay the reasonable costs of such repairs) in order to relet the Equipment, and relet the Equipment or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to Lessees' obligations hereunder and the other Operative Documents in such order, proportion and priority as Lessor may elect in Lessor's sole and absolute discretion. If such rentals received from such reletting during any period are less than the Rent with respect to the Equipment to be paid during that period by Lessees hereunder, Lessees shall pay any deficiency, as calculated by Lessor, to Lessor on the next Payment Date;

          (e)  Unless the Equipment has been sold in its entirety, Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time (subject to Lessee's prior performance in full under this clause) exercise any of its rights under clause (b), (c) or (d) with respect to the Equipment or any portion thereof, demand, by written notice to Agent Lessee specifying a date (a "Default Purchase Date") not earlier than ten (10) days after the date of such notice, that Lessees purchase, on such Default Purchase Date, the Equipment (or any remaining portions thereof) in the manner provided in Section 18.2 and in accordance with the provisions of Article XXI;

          (f)    Lessor may exercise any other right or remedy that may be available to it under Applicable Laws, including all rights, options and remedies of a secured party under the UCC (regardless of whether the UCC or a law similar thereto has been enacted in a jurisdiction wherein the rights or remedies are asserted), or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent period(s), or Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term;

          (g)  Lessor may retain and apply against the Lease Balance all sums which Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, Lessees pursuant to the terms of this Lease; or

          (h)  If a Lease Event of Default shall have occurred and be continuing, Lessor, as a matter of right and with notice to Agent Lessee, shall have the right to apply to any court and any applicable Gaming Board, in either case, having jurisdiction to appoint a receiver or receivers of the Equipment, and each Lessee hereby irrevocably consents to any such appointment. Any such receiver(s) shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of Lessor in case of entry, and shall continue as such and exercise such powers until the date of confirmation of the sale of the Equipment unless such receivership is sooner terminated.

To the maximum extent permitted by law, each Lessee hereby waives (x) the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale of the Equipment or any interest therein and (y) any rights now or in the future conferred by statute or otherwise which may require the Lessor to sell, lease or otherwise use the Equipment in mitigation of the Lessor's damages or which may otherwise limit or modify any remedy of damages.

Lessor shall be entitled to enforce payment of the indebtedness and performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Agreement nor its enforcement, shall prejudice or in any manner affect Lessor's right to realize upon or enforce any other security now or hereafter held by Lessor, it being agreed that Lessor shall be entitled to enforce this Agreement and any other security now or hereafter held by Lessor in such order and manner as Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lessor.

        SECTION 16.3    Waiver of Certain Rights.    If this Lease shall be terminated pursuant to Section 16.2, each Lessee waives, to the fullest extent permitted by law, (a) any notice of the institution of legal proceedings to obtain possession; (b) any right of redemption or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting Lessor with respect to the election of remedies; and (d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Article XVI.

        SECTION 16.4    Power of Attorney.    Each Lessee unconditionally and irrevocably appoints Lessor as its true and lawful attorney-in-fact, with full power of substitution, to the extent permitted by Applicable Laws, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery hereunder, if an Event of Default exists and is continuing, whether pursuant to foreclosure or power of sale or otherwise, and in connection therewith to execute and deliver all such bills of sale, assignments, releases (including releases of this Lease on the records of any Governmental Agency) and other proper instruments as Lessor may reasonably consider necessary or appropriate. Each Lessee ratifies and confirms all that such attorney or any substitute shall lawfully do by virtue hereof. If requested by Lessor or any purchaser, Lessees shall ratify and confirm any such lawful sale, assignment, transfer or delivery by executing and delivering to Lessor or such purchaser, all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

        SECTION 16.5    Grant of Security Interest.    Each Lessee hereby grants a security interest to Lessor in all of the Equipment and the other Lessee Collateral and any proceeds thereof. This Lease shall constitute a security agreement within the meaning of the Uniform Commercial Code as enacted in the State of Nevada, and if a Lease Event of Default has occurred and is continuing, Lessor shall, in addition to all other rights available at law or equity, have all of the rights provided to a secured party under Article 9 of such Uniform Commercial Code.

ARTICLE XVII
RIGHT TO CURE

        SECTION 17.1    Lessor's Right to Cure Lessee's Lease Defaults.    Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to), upon two (2) Business Days' prior notice to Agent Lessee, remedy any Lease Event of Default for the account and at the sole cost and expense of Lessees, including the failure by Lessee to maintain the insurance required by Article XIII, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessees, enter upon any Facility and the Equipment for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed to constitute a repossession of the Equipment. All reasonable out-of-pocket costs and expenses so incurred (including reasonable fees and expenses of counsel), together with interest thereon at the Applicable Default Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessees to Lessor on demand as Supplemental Rent.

ARTICLE XVIII
PURCHASE PROVISIONS

        SECTION 18.1    Early and End of Term Purchase Options.    Subject to the conditions contained herein and without limitation of Lessees' purchase obligation pursuant to Section 18.2, on (1) any Payment Date commencing with the fifth such Payment Date hereunder or (2) on any Business Day after the occurrence and during the continuance of a Lease Event of Default other than a Lease Event of Default arising as a result of an Insolvency Event, Lessees may, at their option, purchase all, but not less than all, of the Equipment (the "Early Termination Option") for a price equal to the Purchase Amount. Lessees' right to purchase the Equipment pursuant to this Section 18.1 shall terminate automatically and without notice upon the occurrence of a Lease Event of Default arising as a result of an Insolvency Event. In order to exercise its option to purchase the Equipment pursuant to this Section 18.1, Agent Lessee shall give to Lessor not less than fifteen (15) days' prior written notice of such election to exercise, which election shall be irrevocable when made. If Lessees exercises their option pursuant to this Section 18.1 then, upon Lessor's receipt of all amounts due in connection therewith, Lessor shall transfer to Lessees all of Lessor's right, title and interest in and to the Equipment in accordance with the procedures set forth in Section 21.1, such transfer to be effective as of the date specified in the Purchase Notice. Lessor agrees that it shall cooperate with Lessees in effecting any transfer to a designee of Lessees pursuant to this Section 18.1.

        SECTION 18.2    Acceleration of Equipment Purchase.

          (a)  Lessees shall be obligated to purchase for an amount equal to the Purchase Amount Lessor's interest in the Equipment (notwithstanding any prior election to exercise its Early Termination Option pursuant to Section 18.1) (i) automatically and without notice upon the occurrence of a Lease Event of Default resulting from an Insolvency Event and (ii) as provided for in Section 16.2(e), upon written demand of Lessor upon the occurrence of any other Lease Event of Default. In addition, if Lessor has terminated this Lease pursuant to Section 16.2, Lessees shall, at the request of Lessor, for 180 days after delivery of the Equipment, maintain (or cause to be maintained) the Equipment in the condition required by Article 9.1, store the Equipment onsite without cost to any Creditor and keep all of the Equipment insured in accordance with Article XIII. This Section 18.2(a) shall survive termination of this Lease.

          (b)  Any purchase under this Section 18.2 shall be in accordance with the procedures for transfer set forth in Section 21.1.

ARTICLE XIX
END OF LEASE TERM OPTIONS

        SECTION 19.1    End of Lease Term Options.    At least two hundred-seventy (270) days before the scheduled expiration date of the Lease Term, Agent Lessee shall, by delivery of written notice to Lessor and Collateral Agent, exercise one of the following options:

          (a)  renew this Lease (the "Renewal Option") with respect to all, but not less than all, of the Equipment for one additional one-year renewal term (the "Renewal Term") on the terms and conditions set forth herein and in the other Operative Documents; provided, however, that such Renewal Option shall be available at the end of the Base Term only if the conditions set forth in Section 19.3 are satisfied; and provided, further, that the Renewal Option shall not be exercisable more than once; or

          (b)  purchase (or designate another to purchase) for cash for the Purchase Amount all, but not less than all, of the Equipment on the last day of the Lease Term (the "Purchase Option"); and if Lessees shall have elected to purchase the Equipment, Lessor shall, upon the payment to Lessor of the Purchase Amount then due and payable by Lessees under the Operative Documents, transfer all of Lessor's right, title and interest in and to the Equipment pursuant to Section 21.1; or

          (c)  sell the Equipment on behalf of Lessor for cash to a purchaser or purchasers not in any way affiliated with any Lease Obligor or any Affiliate of any Lease Obligor on the last day of the Lease Term (the "Sale Option"). Lessees' right to sell the Equipment pursuant to the Sale Option shall be conditioned upon and subject to the fulfillment by Lessees of each of the terms and conditions set forth in Article XX. In addition, all Subleases with respect to the Equipment shall have been terminated prior to Lessor's receipt of Lessees' election of the Sale Option. No Lessee shall enter into any additional Subleases or renew any Subleases with respect to the Equipment following Lessees' election of the Sale Option. Following Lessees' election of the Sale Option, Lessees shall not remove any Modifications or commence any voluntary Modifications without the consent of the Required Participants.

        SECTION 19.2    Election of Options.    To the extent that the Renewal Option is available, unless Lessees shall have affirmatively elected in accordance herewith the Purchase Option or the Sale Option, Lessees shall be deemed to have elected the Renewal Option. To the extent that the Renewal Option is not available for any reason, unless Lessees shall have (a) affirmatively elected the Sale Option within the time period provided for in Section 19.1 and (b) satisfied each of the requirements in Articles XX and XXI, Lessees shall be deemed to have elected the Purchase Option. In addition, the Sale Option shall automatically be revoked if there exists a Lease Default, Lease Event of Default, Significant Casualty or Significant Condemnation at any time after the Sale Option is properly elected or Lessees fail to comply with each of the terms and conditions set forth at Articles XX and XXI and Lessor shall be entitled to exercise all rights and remedies provided in Article XVI. Any election by Lessees pursuant to Section 19.1 shall be irrevocable at the time made.

        SECTION 19.3    Renewal Option.    The exercise of the Renewal Option by Lessees shall be subject to satisfaction of the following conditions:

          (a)  on the Expiration Date then in effect no Lease Event of Default or Lease Default shall have occurred and be continuing, and on the date Agent Lessee gives notice of the exercise of the Renewal Option, no Lease Event of Default or Lease Default shall have occurred and be continuing; and

          (b)  Lessees shall not have exercised the Sale Option or the Purchase Option.

Lessees' exercise of the Renewal Option shall be deemed to be a representation by Lessees that on both the Expiration Date then in effect and the date Lessees give notice of their exercise of the Renewal Option, no Lease Event of Default or Lease Default shall have occurred and be continuing.

ARTICLE XX
SALE OPTION

        SECTION 20.1    Sale Option Procedures.    Lessees' effective exercise and consummation of the Sale Option with respect to the Equipment shall be subject to the due and timely fulfillment of each of the following provisions as to the Equipment as of the dates set forth below:

          (a)  Agent Lessee shall have given to Lessor and the Participants written notice of Lessees' exercise of the Sale Option in accordance with Section 19.1.

          (b)  No Lease Event of Default or Lease Default shall be continuing on, nor shall any Lease Event of Default or Lease Default occur at any time following, the date of the exercise of the Sale Option (the period commencing on the date of Lessees' written notice to Lessor of Lessees' exercise of the Sale Option and ending on the last day of the Lease Term is referred to herein as the "Sale Option Period").

          (c)  On the date of Lessees' election of the Sale Option and upon surrender of the Equipment, (i) the Equipment shall be in the condition required by Section 9.1, (ii) Lessees shall have completed or caused to be completed all Modifications commenced prior to the Expiration Date, and Lessees shall have caused to be completed prior to the Expiration Date the repair and rebuilding of the affected portions of the Equipment suffering a Casualty or Condemnation, and (iii) there shall be no deferred maintenance in respect of the Equipment.

          (d)  Lessees shall, as nonexclusive agent for Lessor, use their best commercial efforts during the Sale Option Period to obtain the highest cash purchase price for the Equipment. Lessees shall be responsible for hiring brokers and making the Equipment available for inspection by prospective purchasers, and all marketing of the Equipment shall be at Lessees' expense. Lessees shall promptly upon request permit inspection of the Equipment and any Equipment records by Lessor, any Participant and any potential purchasers, and shall otherwise do all things necessary to sell and deliver possession of the Equipment to any purchaser.

          (e)  Lessees shall use their best commercial efforts to procure bids from one or more bona fide prospective purchasers to purchase the Equipment.

          (f)    Lessees shall submit all bids to Lessor and the Participants, and Lessor shall have the right to review the same and to submit any one or more bids. All bids shall be on an all-cash basis unless Lessor and the Required Participants shall otherwise agree in their sole discretion. In the event Lessees receive any bid, Lessees shall within five (5) Business Days after receipt thereof, and at least twenty (20) Business Days prior to the Expiration Date, certify to Lessor in writing the amount and terms of such bid, the name and address of the party (who shall not be any Lease Obligor or any Person with whom any Lease Obligor has an understanding or arrangement regarding the future use, possession or ownership of the Equipment, including any repurchase, sale/leaseback or similar arrangement), but who may be a Participant, any Affiliate thereof, or any Person contacted by any Participant (other than any Person referred to in the foregoing parenthetical clause) submitting such bid. If the Gross Proceeds to be paid to Lessor pursuant to clause (i) below from a proposed bid which Lessees desire to accept is less than the Lease Balance, Lessees' rights hereunder shall be further conditioned upon Lessor's receipt of an Appraisal described at Section 20.1(l) demonstrating that such proposed bid is for an amount at least equal to the Fair Market Value of the Equipment as established by such Appraisal.

          (g)  In connection with any such sale of Equipment, Lessees shall provide to the purchaser and assume all customary seller's indemnities, representations and warranties regarding title or ownership interests, absence of Liens (except Lessor Liens) and the condition of such Equipment. Lessees shall have obtained, at their cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Laws in order to carry out and complete the transfer of the Equipment. As to Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by Lessor, other than the absence of Lessor Liens. Any agreement as to such sale shall be made subject to Lessor's rights hereunder and shall be in form and substance satisfactory to Lessor.

          (h)  Lessees shall pay or cause to be paid directly, and not from the sale proceeds, any prorations, credits, costs, impositions, taxes and expenses of or arising from the sale of the Equipment, whether incurred by Lessor, the Participants or Lessees, including the cost of all testing of the Equipment requested by Lessor or any potential purchaser, all environmental reports, appraisals, transfer taxes, Lessor's and the Participants' reasonable attorneys' fees, Lessees' attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer and document taxes and impositions.

          (i)    Whether or not a sale of the Equipment is completed on the Expiration Date pursuant to this Section 20.1, Lessees shall pay to Collateral Agent, on behalf of Lessor, on the Expiration Date (or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to (i) the Sale Option Recourse Amount with respect to the Equipment plus (ii) all accrued and unpaid Rent (including Supplemental Rent, if any) and all other amounts hereunder which have accrued or will accrue prior to or as of the Expiration Date for the Equipment, in the type of funds specified in Section 3.4 hereof.

          (j)    Lessees shall pay to Lessor on or prior to the Expiration Date the amounts, if any, required to be paid pursuant to Article IX of the Participation Agreement.

          (k)  If a sale of the Equipment is consummated on or prior to the Expiration Date, Lessees shall pay directly to Lessor the gross proceeds (the "Gross Proceeds") of such sale (i.e., without deduction for any marketing, closing or other costs, prorations or commissions, whether incurred by Lessees, Lessor or any of the Participants); provided, however, that if the sum of (x) the Gross Proceeds from such sale plus (y) the Sale Option Recourse Amount with respect to the Equipment received by Lessor pursuant to clause (i)(i) plus (z) amounts received by Lessor pursuant to Section 9.3 of the Participation Agreement exceeds the Lease Balance for the Equipment as of such date, then the excess shall be paid to Agent Lessee on such Expiration Date.

          (l)    If the bid that Lessees propose to accept and which Lessees submit pursuant to Section 20.1(f) is for an amount less than the Lease Balance, then Lessor shall promptly following the receipt of such bid, engage the Appraiser, at Lessees' expense, to determine (by appraisal methods reasonably satisfactory to the Required Participants) the Fair Market Value of the Equipment as of the Expiration Date. A copy of such appraisal shall be delivered to each of the Participants not later than five (5) Business Days prior to the Expiration Date. The Appraiser shall be instructed to assume that the Equipment is in the condition required by and have been maintained in accordance with this Lease. Any such appraisal shall be at the sole cost and expense of Lessees.

          (m)  Lessees shall assign, and shall cooperate with reasonable requests of the Lessor or the purchaser for obtaining, any and all licenses, permits, approvals and consents of any Governmental Agencies or other Persons that are or will be required to be obtained by the Lessor or such purchaser in connection with its use, operation, control or maintenance of the Equipment in compliance with Applicable Laws.

          (n)  Lessees shall deliver a report of an engineer selected by Lessor certifying that the Equipment and any Modifications are in the condition and state of repair and maintenance required by all Applicable Laws and the provisions of this Lease, together with such inspection reports, tests, and other data adequate to substantiate the conclusions reached in such report or, if the Equipment or any Modifications are not in such state of condition and repair, such engineer shall provide a list of any discrepancies in such state of condition and repair, and Lessees, at their sole cost and expense, shall cause any such discrepancies to be fully corrected prior to the Expiration Date.

          (o)  Notwithstanding anything contained in this Lease or any other Operative Document to the contrary, at all times during the Sales Option Period, the Equipment shall be in continuous commercial use and service by Lessees and/or one or more permitted sublessees unless any such Equipment shall have suffered a Casualty and Lessees shall then be in compliance with the requirements of Article XIV with respect to any such affected Equipment.

        If one or more of the foregoing provisions shall not be fulfilled as of the date set forth above with respect to the Equipment, including Lessees' obligation at Section 20.1(f) to accept a bid for not less than the Fair Market Value of the Equipment, then Lessor shall declare by written notice to Agent Lessee the Sale Option to be null and void (whether or not it has been theretofore exercised by Lessees), in which event all of Lessees' rights under this Section 20.1 shall immediately terminate and Lessees shall be obligated to purchase the Equipment pursuant to Section 18.2 on the Expiration Date.

        Except as expressly set forth herein, Lessees shall have no right, power or authority to bind Lessor in connection with any proposed sale of the Equipment.

        SECTION 20.2    Certain Obligations Continue.    During the Sale Option Period, the obligation of Lessees to pay Rent with respect to the Equipment (including the installment of Rent due on the Expiration Date for the Equipment) shall continue undiminished and in amounts not less than the installments of Basic Rent payable prior to Lessees' exercise of the Sale Option. Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessees to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XX. If Lessees elect the Sale Option, Lessees shall nevertheless continue to use and operate the Equipment during the Sale Option Period in accordance with the requirements of Sections 8.1, 8.2 and 9.1.

        SECTION 20.3    Failure to Sell Equipment.    If Lessees shall exercise the Sale Option and shall fail to sell the Equipment and comply with its other obligations under Section 20.1 on or prior to the Expiration Date in accordance with and subject to the provisions of Section 20.1, then Lessees and Lessor hereby agree as follows:

          (a)  Immediately following the Expiration Date, (i) Lessees, at their sole cost and expense, shall return possession of the Equipment to Lessor at a place designated by Lessor in the continental United States of America in the condition required by this Lease (including each of the requirements and conditions set forth at Section 20.1(c) and (n)) and (ii) Lessees shall pay to Lessor all accrued and unpaid Rent due hereunder plus all other amounts then due and payable by Lessees under the Operative Documents. Thereafter, Lessees shall have no further obligation to pay Basic Rent or the remaining Lease Balance. Nothing in this Section 20.3 shall adversely affect any other rights Lessor may have to terminate this Lease pursuant to any other Section of this Lease or Lessor's right to pursue any remedy hereunder as a result of an Event of Default arising as a result of Lessees' failure to comply with the requirements set forth herein, including, pursuant to Article XVI and Article XVIII or Lessees' obligation to pay amounts arising under Article IX of the Participation Agreement. If the Expiration Date occurs on the last day of the Renewal Term, then following the Expiration Date or the effective date set forth in such notice, Lessor shall be free to sell or lease the Equipment to any party at such reasonable times and for such amounts as Lessor deems commercially reasonable and appropriate.

          (b)  Lessor reserves all rights under this Lease and the other Operative Documents arising out of Lessees' breach of any provisions of this Lease (including this Article XX), whether occurring prior to, on or after the Expiration Date, including Lessees' breach of any of their obligations under this Article XX, including the right to sue Lessees for damages.

          (c)  To the greatest extent permitted by law, each Lessee hereby unconditionally and irrevocably waives, and releases Lessor from, any right to require Lessor to sell the Equipment in a timely manner or for any minimum purchase price or on any particular terms and conditions, each Lessee hereby agreeing that if Lessees shall elect the Sale Option, their ability to sell the Equipment on or prior to the Expiration Date and to cause any Person to submit a bid to Lessor pursuant to Section 20.1(f) shall constitute full and complete protection of Lessees' interest hereunder.

ARTICLE XXI
PROCEDURES RELATING TO PURCHASE OR SALE OPTION

        SECTION 21.1    Provisions Relating to Conveyance of the Equipment Upon Purchase by Lessees, Sales or Certain Other Events.    In connection with any termination of this Lease pursuant to the terms of Article XV, any purchase of the Equipment in accordance with Article XVIII, Section 19.1(b) or in connection with Lessees' obligations under Section 16.2(e) or any sale of the Equipment under Article XX, then, upon the date on which this Lease is to terminate with respect to the Equipment and upon tender by Lessees or the third party purchaser of the Equipment of the amounts set forth in Article XV, Sections 16.2(e), 18.1 or 18.2, Section 19.1(b), all amounts required under Article XX, as applicable:

          (a)  Lessor shall execute and deliver to Lessees (or to Lessees' designee or applicable third party purchaser) at Lessees' cost and expense bills of sale in respect of Lessor's interest in the Equipment without representation and warranty except as to the absence of any Lessor Liens attributable to Lessor.

          (b)  the Equipment shall be conveyed to Lessees "AS IS" and in its then present physical condition.

          (c)  Lessor shall execute and deliver to Lessees a statement of termination of this Lease to the extent such Operative Documents relate to the Equipment and shall use its best efforts to cause Collateral Agent to execute and deliver a release of any Liens in favor of Collateral Agent relating to the Equipment, releases of any Liens created by the Operative Documents attributable to Collateral Agent, and termination statements for any financing statements which are then of record naming Collateral Agent as the secured party.

          (d)  If Lessees properly exercise the Sale Option, then Lessees shall, on the Expiration Date if the Equipment is sold on such date and at its own cost, transfer possession of the Equipment to the independent purchaser(s) thereof in the case of a sale or otherwise to Lessor or its designee, in each case by surrendering the same into the possession of such purchaser or Lessor or its designee, as the case may be, free and clear of all Liens (other than Lessor Liens), in the condition required by Section 20.1(c), in compliance with Section 20.1(n) and in compliance with Applicable Laws and the provisions of this Lease, and Lessees shall execute and deliver to the purchaser, or to such Person as designated by Lessor, at Lessees' cost and expense, bills of sale in recordable form to the extent applicable and otherwise in conformity with local custom and free and clear of all Liens other than Lessor Liens; Lessees shall execute and deliver to such purchaser or Person an affidavit as to the absence of any Liens (other than Lessor Liens), together with an instrument in recordable form to the extent required declaring this Lease to be terminated on the date of closing of the sale of the Equipment; Lessees shall, on and within a reasonable time before and up to one year after such sale or return of the Equipment, as applicable, cooperate in a reasonably commercial manner with Lessor and any purchaser of the Equipment (or any part thereof) in order to facilitate the purchase and use by such purchaser of such Equipment, which cooperation shall include the following, all of which Lessees shall do on or before such sale or return of the Equipment, as applicable, or as soon thereafter as is reasonably practicable: providing all books and records regarding the operation, maintenance and ownership of the Equipment and all know-how, data and technical information relating thereto, granting or assigning all licenses necessary for the operation and maintenance of the Equipment and cooperating reasonably in seeking and obtaining all necessary governmental approvals. The obligations of Lessees under this paragraph shall survive the expiration or termination of this Lease.

ARTICLE XXII
ACCEPTANCE OF SURRENDER

        SECTION 22.1    Acceptance of Surrender.    Except as otherwise specifically provided herein, no surrender to Lessor of this Lease or of the Equipment or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and, prior to the payment or performance of all obligations under the Loan Agreement and termination of the Commitments, the Lenders, and no act by Lessor or the Lenders or any representative or agent of Lessor or the Lenders, other than a written acceptance, shall constitute an acceptance of any such surrender.

ARTICLE XXIII
NO MERGER OF TITLE

        SECTION 23.1    No Merger of Title.    There shall be no merger of this Lease or of the leasehold estate created hereby solely by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) title to the Equipment, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person or (c) a beneficial interest in Lessor.

ARTICLE XXIV
INTENT OF THE PARTIES

        SECTION 24.1    Nature of Transaction.    It is the intention of the parties that:

          (a)  the Overall Transaction constitute an operating lease from Lessor to Lessees for purposes of Lessees' financial reporting, including under Financial Accounting Standards Board Statement No. 13;

          (b)  for purposes of federal and all state and local income, franchise, transfer and other taxes and for purposes of bankruptcy, insolvency, conservatorship and receivership law (including the substantive law upon which bankruptcy, conservatorship and insolvency and receivership proceedings are based):

      (i)
      the Overall Transaction constitutes a financing by the Participants to Lessees and preserves beneficial ownership in the Equipment in Lessees, Lessees will be entitled to all tax benefits ordinarily available to owners of property similar to the Equipment for tax purposes and the obligations of Lessees to pay the Interest and Yield components of Basic Rent shall be treated as payments of interest to the Participants and the obligation of Lessees to pay the principal component of Basic Rent shall be treated as payment of principal to the Participants, and the payment by Lessees of any amounts in respect of the Lease Balance shall be treated as payments of principal to the Participants;

      (ii)
      in order to secure the obligations of Lessees now existing or hereafter arising under any of the Operative Documents, this Lease creates, and each Lessee hereby grants, conveys, assigns, mortgages and transfers a first priority (subject to Permitted Liens) security interest or a lien, as the case may be, in the Equipment and the other Lessee Collateral in favor of Lessor, and for the benefit of the Participants, and each Lessee does hereby irrevocably GRANT, BARGAIN, SELL, ALIEN, REMISE, RELEASE, CONFIRM AND CONVEY to Lessor, and for the benefit of the Participants, a Lien on all right, title and interest of such Lessee in and to the Equipment; and

      (iii)
      the Security Documents create Liens and security interests in the Collateral in favor of Collateral Agent for the benefit of all of the Participants to secure Lessees' payment and performance of the Obligations.

Nevertheless, each Lessee acknowledges and agrees that none of Trustee, Collateral Agent, Arranger or any Participant has made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Documents or any aspect of the Overall Transaction and that such Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents and the Overall Transaction as it deems appropriate.

          (c)  Specifically, but without limiting the generality of subsections (a) and (b) of this Section 24.1, Lessor and Lessees further intend and agree that, for the purpose of securing Lessees' obligations under the Operative Documents, (i) this Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the UCC; (ii) the conveyance provided for hereby shall be deemed to be a grant by Lessees to Lessor, for the benefit of the Participants, of a lien and security interest in all of Lessees' present and future right, title and interest in and to the Equipment, including but not limited to Lessees' leasehold estate therein and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property to secure such obligations under the Operative Documents, effective on the date hereof, to have and to hold such interests in the Equipment unto Lessor, for the benefit of the Participants; (iii) the possession by Lessor of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to the UCC; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessees shall be deemed to have been given for the purpose of perfecting such security interest under Applicable Laws. Lessor and Lessees shall, to the extent consistent with this Lease, take such actions and execute, deliver, file and record such other documents, financing statements and other security agreements as may be necessary to ensure that, if this Lease were deemed to create a security interest in the Equipment in accordance with this Section, such security interest would be deemed to be a perfected security interest with priority over all Liens other than Permitted Liens, under Applicable Laws and will be maintained as such throughout the Lease Term.

ARTICLE XXV
MISCELLANEOUS

        SECTION 25.1    Survival; Severability; Etc.    Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessees or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any right or option of Lessees provided in this Lease, including any right or option described in Articles XIV, XV, XVIII, XIX or XX, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgment and delivery of this Lease.

        SECTION 25.2    Amendments and Modifications.    Subject to the requirements, restrictions and conditions set forth in the Participation Agreement, neither this Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by Lessor and Agent Lessee.

        SECTION 25.3    No Waiver.    No failure by Lessor or any Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

        SECTION 25.4    Notices.    All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of, Section 10.3 of the Participation Agreement.

        SECTION 25.5    Successors and Assigns.    All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        SECTION 25.6    Headings and Table of Contents.    The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        SECTION 25.7    Counterparts.    This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

        SECTION 25.8    GOVERNING LAW.    THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATES HEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEVADA. WITHOUT LIMITING THE FOREGOING, IN THE EVENT THAT THIS LEASE IS DEEMED TO CONSTITUTE A FINANCING, WHICH IS THE INTENTION OF THE PARTIES, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, SHALL GOVERN THE CREATION, TERMS AND PROVISIONS OF THE INDEBTEDNESS EVIDENCED HEREBY, BUT ANY LIEN CREATED HEREBY AND THE

CREATION, PERFECTION AND THE ENFORCEMENT OF SAID LIEN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEVADA.

        SECTION 25.9    HIGHEST LAWFUL RATE.    All obligations of Lessees to make payments hereunder or in connection with any transaction contemplated hereby shall be subject to the provisions of Section 3.5 of the Participation Agreement.

        SECTION 25.10    Original Lease.    The single executed original of this Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt thereof of Collateral Agent, on or following the signature page thereof shall be the Original Executed Counterpart of this Lease (the "Original Executed Counterpart"). To the extent that this Lease constitutes chattel paper, as such term is defined in the UCC, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

        SECTION 25.11    Limitations on Recourse.    The parties hereto agree that, except as specifically set forth in this Lease or in any other Operative Document, Bank shall have no personal liability whatsoever to any Lessee or any Lessee's respective successors and assigns for any claim based on or in respect of this Lease or any of the other Operative Documents or arising in any way from the Overall Transaction; provided, however, that Bank shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds), (b) for any Tax based on, with respect to or measured by any income, fees, commission, compensation or other amounts received by it as compensation for services (including for acting as Lessor) or otherwise under, or as contemplated by, the Operative Documents, (c) Lessor Liens on the Equipment which are attributable to it, (d) for its representations and warranties made in its individual capacity in the Participation Agreement or in any certificate or documents delivered pursuant thereto, (e) for its failure to perform any of its covenants and agreements set forth in the Participation Agreement or any other Operative Document, and (f) as otherwise expressly provided in the Operative Documents.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties have caused this Lease be duly executed and delivered as of the date first above written.

MANDALAY RESORT GROUP, A NEVADA CORPORATION
By:	/s/ GLENN W. SCHAEFFER
Glenn W. Schaeffer President and Chief Financial Officer
MANDALAY CORP., a Nevada corporation
RAMPARTS, INC., a Nevada corporation
NEW CASTLE CORP., a Nevada corporation
CIRCUS CIRCUS CASINOS, INC., a Nevada corporation
By	/s/ GLENN W. SCHAEFFER
Glenn W. Schaeffer authorized signatory for each of the foregoing
WELLS FARGO BANK NORTHWEST, N.A., not in its individual capacity, but solely as Trustee under the Trust Agreement dated as of December 21, 2001, as Lessor
By	/s/ NANCY M. DAHL
Nancy M. Dahl Vice President
Payment Office:

Bank: Wells Fargo Bank Northwest, N.A.
ABA Routing #: 121000248
Account #: 051-09221-15
Account Name: Corporate Trust Services
Attn: Corporate Trust/Krystal Bagshaw
Reference: Mandalay Resort Group—38120

        THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART. Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as of the date hereof.

WELLS FARGO BANK NEVADA, N.A., as Collateral Agent
By:	/s/ NANCY M. DAHL
Nancy M. Dahl Trust Officer

EXHIBIT A
to Lease

DESCRIPTION OF THE FACILITIES

        [Note: The following description is compiled from Mandalay's Public Disclosures]

        MANDALAY BAY.    This property, which opened March 2, 1999, is the first major resort on the Las Vegas Strip to greet visitors arriving in Las Vegas on I-15, the primary thoroughfare between Las Vegas and southern California. The 43-story South Seas themed hotel-casino resort has approximately 3,700 guest rooms (including the 424-room Four Seasons at Mandalay Bay) and a 135,000-square-foot casino which, as of October 31, 2001, featured 2,126 slot machines and 128 table games. Mandalay Bay's attractions include an 11-acre tropical lagoon featuring a sand-and-surf beach and a three-quarter-mile lazy river ride. The property features 13 restaurants, such as Charlie Palmer's Aureole, Wolfgang Puck's Trattoria Del Lupo, China Grill, rumjungle, Red Square and Border Grill, as well as a House of Blues nightclub and restaurant, including its signature Foundation Room (situated on Mandalay Bay's top floor). Additional features include a 125,000-square-foot convention facility and a 30,000-square-foot spa. Mandalay Bay offers multiple entertainment venues that include the Shark Reef at Mandalay Bay featuring sharks and rare sea predators, a 1,700-seat showroom, the rumjungle nightclub and a 12,000-seat special events arena that features additional entertainment and sporting events. Mandalay Bay was designed to attract a higher income customer than historically targeted. We have commenced construction of a three-level convention and meeting complex. The facility will be located on approximately 16.5 acres adjacent to the existing Mandalay Bay Conference Center and will include more than one million square feet of exhibit space. Upon completion of the project, Mandalay Bay will offer a total of almost two million gross square feet of conference and exhibit space. Following the events of September 11, construction on the facility was temporarily suspended. Mandalay intends to resume construction in the first quarter of its next fiscal year, with the facility currently expected to open in January 2003. The cost of the convention center, excluding land, preopening expenses and capitalized interest, is estimated to be $235 million. As of October 31, 2001, Mandalay and/or its Subsidiaries had incurred costs of $46.5 million related to this project.

        LUXOR.    This property is an Egyptian-themed hotel and casino complex situated on 64 acres of our Mandalay mile, between Mandalay Bay and Excalibur. The resort features a 30-story pyramid and two 22-story hotel towers. In total, the property has 4,404 guest rooms. The resort has a 120,000-square-foot casino which as of October 31, 2001, featured 2,019 slot machines and 103 table games. Luxor offers 20,000 square feet of convention space, a 20,000-square-foot spa, a 1,200-seat showroom that features the off-Broadway show "Blue Man Group," a nightclub, and food and entertainment venues on three different levels beneath a soaring hotel atrium. The pyramid's 2,454 guest rooms can be reached from the four corners of the building by state-of-the-art "inclinators" which travel at a 39-degree angle. Above the pyramid's casino, the property offers a special format motion base ride and an IMAX 2D/3D theater. Luxor's other public areas include a buffet with a seating capacity of approximately 800, seven restaurants including three gourmet restaurants, as well as a snack bar, a food court featuring national fast food franchises, several cocktail lounges and a variety of specialty shops.

        EXCALIBUR.    This property is a castle-themed hotel and casino complex situated on a 53-acre site immediately to the north of Luxor. Excalibur has 4,008 hotel rooms and a 110,000-square-foot casino which, as of October 31, 2001, featured 2,209 slot machines and 72 table games. Excalibur's other public areas include a Renaissance fair, a medieval village, an amphitheater with a seating capacity of nearly 1,000 where nightly mock jousting tournaments and costume drama are presented, two dynamic motion theaters, various artisans' booths and medieval games of skill. In addition, Excalibur has a buffet restaurant with a seating capacity of approximately 1,300, seven themed restaurants, as well as several snack bars, cocktail lounges and a variety of specialty shops.

        CIRCUS CIRCUS-LAS VEGAS.    This property, which is our original resort, is a circus-themed hotel and casino complex situated on approximately 69 acres on the north end of the Las Vegas Strip. The property features 3,744 guest rooms and a 109,000-square-foot casino which, as of October 31, 2001, featured 2,229 slot machines and 78 table games. From a "Big Top" above the casino, Circus Circus-Las Vegas offers its guests a variety of circus acts performed daily, free of charge. A mezzanine area overlooking the casino has a circus midway with carnival-style games and an arcade that offers a variety of amusements and electronic games. Three specialty restaurants, a buffet with a seating capacity of approximately 1,200, two coffee shops, three fast food snack bars, several cocktail bars and a variety of gift shops and specialty shops are also available to the guests at Circus Circus-Las Vegas. The Adventuredome, covering approximately five acres, offers theme park entertainment that includes a high-speed, double-loop, double-corkscrew roller coaster, a coursing river flume ride on white-water rapids, an IMAX motion base ride, several rides and attractions designed for preschool age children, themed carnival-style midway games, a state-of-the-art arcade, a 65-foot waterfall, animated life-size dinosaurs, food kiosks and souvenir shops, all in a climate-controlled setting under a giant space-frame dome. Circus Circus-Las Vegas also offers accommodations for approximately 384 recreational vehicles at the property's Circusland Recreational Vehicle Park

EXHIBIT B
to Lease

LEASE SUPPLEMENT NO.    1

(1)Use this form if parties elect to have only one Lease Supplement rather than separate Lease Supplements for each Lessee.

        LEASE SUPPLEMENT NO.    dated this    day of December, 2001 (this "Lease Supplement") among MANDALAY RESORT GROUP, a Nevada corporation ("Mandalay"), MANDALAY CORP., a Nevada corporation, RAMPARTS, INC., a Nevada corporation, NEW CASTLE CORP., a Nevada corporation, CIRCUS CIRCUS CASINOS, INC., a Nevada corporation, (each, a "Lessee" and collectively, "Lessees"), and WELLS FARGO BANK NORTHWEST, N.A., a national banking association ("Lessor"), not in its individual capacity, but solely in its capacity as Trustee under the Trust Agreement (Mandalay Trust No. 2001-A) dated as of December 21, 2001, among Trustee and the Certificate Holders named therein;

W I T N E S S E T H:

        WHEREAS, Lessees and Trustee have heretofore entered into that certain Master Lease dated as of December 21, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Lease"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings as specified in Appendix 1 to that certain Participation Agreement dated as of December 21, 2001, among Lessees; Mandalay and its Subsidiaries listed on Schedule I thereto, as Guarantors; Lessor, not in its individual capacity, except as expressly stated therein, but solely as Trustee; the Persons named on Schedule II thereto, as Certificate Holders; the Persons named on Schedule III thereto, as Lenders; and Wells Fargo Bank Nevada, N.A., not in its individual capacity, except as expressly stated therein, but solely as Collateral Agent (as from time to time amended, restated, supplemented or otherwise modified, the "Participation Agreement"); and the rules of interpretation set forth in Appendix 1 to the Participation Agreement shall apply to this Lease Supplement.

        WHEREAS, the Lease provides for the execution and delivery of a Lease Supplement on any Advance Date substantially in the form hereof for the purpose of confirming the acceptance and lease of certain items of Equipment, and setting forth certain other matters, all as required pursuant to the Lease;

        NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Trustee, on behalf of the Participants, and Lessees hereby agree as follows:

        1.    Inspection and Approval.    Lessees hereby acknowledge and confirm that they have inspected and approved the Equipment set forth on Schedule I hereto for all purposes of the Lease and the other Operative Documents and, as between Trustee, on behalf of the Participants, and Lessees only (and without impairing in any manner any Lessee's rights and claims with respect to any vendor, manufacturer or supplier), such Equipment complies in all material respects with the specifications for such Equipment, is in good working order, repair, condition and appearance, and without defect therein with respect to design, manufacture, conditions, operation and fitness for use or in any other respect, whether or not discoverable by Lessees as of the date hereof. Lessees reaffirm, as to the items of Equipment set forth in Schedule I, each of the waivers, acknowledgments and agreements of Lessees set forth in the Lease.

        2.    Delivery and Acceptance.    Trustee, on behalf of the Participants, hereby confirms delivery and lease to Lessees, and Lessees hereby confirm acceptance of delivery and lease from Trustee, on behalf of the Participants, under the Lease as hereby supplemented, of each of the items of Equipment listed on Schedule I hereto.

        3.    Warranty.    Each Lessee hereby represents and warrants that to its knowledge no event which would constitute a Casualty under the Lease has occurred with respect to the items of Equipment set forth on Schedule I hereto as of the date hereof. Each Lessee hereby reaffirms each of the representations and warranties set forth in the Lease as if made on the date hereof, except to the extent any such representation and warranty relates to an earlier date, which representation and warranty was true and correct in all material respects as of such earlier date. Without in any way limiting the foregoing, each Lessee represents and warrants to Trustee, on behalf of the Participants, that the Equipment set forth on Schedule I hereto which will be transferred by Lessee to Trustee, for the benefit of the Participants, is free and clear of all Liens.

        4.    Confirmation.    Lessees hereby confirm their agreement, in accordance with the Lease, to pay Rent to Trustee, for the benefit of the Participants, for the Equipment leased hereunder. Nothing herein shall reduce any Lessee's obligation to make any payments required under the Lease, including those payments to be made on the last day of the Lease Term.

        5.    Incorporation into Lease.    This Lease Supplement shall be construed in connection with and as part of the Lease, and all terms, conditions and covenants contained in the Lease, as supplemented by this Lease Supplement, shall be and remain in full force and effect and shall govern the Equipment described on Schedule I hereto.

        6.    References.    Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the execution and delivery of this Lease Supplement may refer to the "Master Lease, dated as of December 21, 2001", or may identify the Lease in any other respect without making specific reference to this Lease Supplement, but nevertheless all such references shall be deemed to include this Lease Supplement, unless the context shall otherwise require.

        7.    Joint and Several.    Each acknowledgment, agreement, representation, warranty, covenant and obligation of each Lessee shall be joint and several as to all Lessees.

        8.    Counterparts.    This Lease Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.

        9.    Governing Law.    THIS LEASE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        IN WITNESS WHEREOF, the parties hereto have caused this Lease Supplement to be duly executed and delivered on the day and year first above written.

"Lessees":
MANDALAY RESORT GROUP, as Lessee
By:
Name: Title:
MANDALAY CORP., as Lessee
By:
Name: Title:
RAMPARTS, INC., as Lessee
By:
Name: Title:
NEW CASTLE CORP., as Lessee
By:
Name: Title:
CIRCUS CIRCUS CASINOS, INC., as Lessee
By:
Name: Title:
"Lessor":
WELLS FARGO BANK NORTHWEST, N.A., not individually, but solely as Trustee under the Trust Agreement, and on behalf of the Participants
By:
Name: Title:

SCHEDULE I
TO LEASE SUPPLEMENT NO.

        Items of Equipment/Systems transferred to Trustee, on behalf of the Participants, and leased to Lessees on December    , 2001 (the "Advance Date") and subject to this Lease Supplement:

Descriptions of Item/Systems(2)	Identification Number, if any	Location	Purchase Price

(2) In the case of any System, describe System generally and include specifics on component items of Equipment.

SCHEDULE II
TO LEASE SUPPLEMENT NO.

Advance Date:	December , 2001
Aggregate Purchase Price for all Items of Equipment/Systems described on Schedule I:	$

SCHEDULE I to Lease

AMORTIZATION COMPONENT OF BASIC RENT
[to follow]

QuickLinks

TABLE OF CONTENTS
ARTICLE I DEFINITIONS
ARTICLE II LEASE OF EQUIPMENT; LEASE TERM
ARTICLE III PAYMENT OF RENT
ARTICLE IV QUIET ENJOYMENT; RIGHT TO INSPECT
ARTICLE V NET LEASE, ETC.
ARTICLE VI SUBLEASES
ARTICLE VII LESSEE ACKNOWLEDGMENTS
ARTICLE VIII POSSESSION AND USE OF THE EQUIPMENT, ETC.
ARTICLE IX MAINTENANCE AND REPAIR; REPORTS; PERSONNEL
ARTICLE X MODIFICATIONS, SUBSTITUTIONS, ETC.
ARTICLE XI COVENANTS WITH RESPECT TO LIENS
ARTICLE XII PERMITTED CONTESTS
ARTICLE XIII INSURANCE
ARTICLE XIV CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS
ARTICLE XV TERMINATION OF LEASE
ARTICLE XVI EVENTS OF DEFAULT
ARTICLE XVII RIGHT TO CURE
ARTICLE XVIII PURCHASE PROVISIONS
ARTICLE XIX END OF LEASE TERM OPTIONS
ARTICLE XX SALE OPTION
ARTICLE XXI PROCEDURES RELATING TO PURCHASE OR SALE OPTION
ARTICLE XXII ACCEPTANCE OF SURRENDER
ARTICLE XXIII NO MERGER OF TITLE
ARTICLE XXIV INTENT OF THE PARTIES
ARTICLE XXV MISCELLANEOUS
LEASE SUPPLEMENT NO. 1
W I T N E S S E T H
SCHEDULE I TO LEASE SUPPLEMENT NO.
SCHEDULE II TO LEASE SUPPLEMENT NO.
AMORTIZATION COMPONENT OF BASIC RENT [to follow]